As filed with the Securities and Exchange Commission on June 7, 2004
                         Registration No. 333-110300


            U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C.
                                      20549

                                   Amendment 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             SKYPATH NETWORKS, INC.
          (Exact name of Small Business Issuer as specified in charter)

         Delaware                            (7389)                   26-00263658
         --------                            ------                   -----------
(State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)     Identification Number)

                               9 Thurber Boulevard
                     . Smithfield, RI 02917 (866) 975-9638
                               Fax (401) 921-0700

          (Address and telephone number of principal executive office)

                                 David R. Paolo
                               9 Thurber Boulevard
                     . Smithfield, RI 02917 (866) 975-9638

                (Name, address and telephone number of agent for
                            service) with copies to:

                             A.O. Headman, Jr., Esq.
                            Cohne, Rappaport & Segal
                         525 East 100 South, Fifth Floor
                                 (801) 532-2666
                           Salt Lake City, Utah 84102

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                              Proposed   Proposed
                                              Maximum    Maximum
Title of Each                      Amount     Offering   Aggregate  Amount of
Class of Securities                Being      Price Per  Offering   Registration
Being Registered                   Registered Unit       Price      Fee
--------------------------------------------------------------------------------

Common Stock, $.001 par value (1)  2,000,000   $1.00     $2,000,000  $161.80

--------------------------------------------------------------------------------

Common Stock, $.001 par value (2)  1,380,000   $1.00     $1,380,000  $ 85.00

--------------------------------------------------------------------------------

Common Stock, $.001 par value (3)  1,069,996   $ .50     $  534,988  $ 17.00

--------------------------------------------------------------------------------

Total                              4,449,996             $3,914,998  $263.80
================================================================================


(1) Represents the shares offered by Skypath Networks, Inc. pursuant to this Registration Statement. The gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2) These shares are registered on behalf of selling shareholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3) These shares are issuable upon the exercise of outstanding warrants and are registered on behalf of selling shareholders. The exercise price of the warrants is $.50 per share. The offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. We are registering the shares underlying the warrants for resale purposes only.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               TABLE OF CONTENTS
                                                                            Page

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . .  15

Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Dilution and Comparative Information . . . . . . . . . . . . . . . . . . . .  17

Market for Common Stock and Dividend Policy  . . . . . . . . . . . . . . . .  19

Managements Discussion and Analysis  . . . . . . . . . . . . . . . . . . . .  19

Business of Skypath Networks . . . . . . . . . . . . . . . . . . . . . . . .  28

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

Management Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . .  43

Principal Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Description of Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  47

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Shares Eligible for Future Sale  . . . . . . . . . . . . . . . . . . . . . .  57

Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

Where You Can Find More Information  . . . . . . . . . . . . . . . . . . . .  58

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                    SUBJECT TO COMPLETION, DATED JUNE 7, 2004
                             PRELIMINARY PROSPECTUS

                        Up to 2,000,000 Shares Offered by

                             SKYPATH NETWORKS, INC.
                                       and

                2,449,996 Shares offered by Selling Shareholders

     This is our initial public offering. We are offering, on a "best efforts" basis, a minimum of 500,000 shares and a maximum of 2,000,000 shares of our common stock during the offering period. We are also registering for resale for our selling shareholders, a total of 2,449,996 shares of common stock which includes 1,069,996 shares issuable upon the exercise of outstanding warrants. We will not receive any of the proceeds from the sale of our common stock by selling shareholders. The selling shareholders include David R. Paolo and Arthur Claudio, who are officers and/or directors of Skypath and each of whom may be deemed to be a statutory underwriter as to the shares of common stock he is offering. The concurrent offering of 2,449,996 shares of our common stock by the selling shareholders is separate from our offering of up to 2,000,000 shares. Our common stock is not listed on any national securities exchange or the NASDAQ stock market. There is presently no market for our securities. The selling shareholders who are not affiliates of Skypath Networks will sell their shares at $1.00 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of Skypath Networks and will, during this offering, offer the shares at $1.00 per share. This offering will terminate not later than _________________, 2004.

WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH AN INVESTMENT IN SKYPATH NETWORKS, INC. AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THESE SHARES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                                   Price to     Underwriting      Proceeds
                                   Public       Commission (1)    to Company
--------------------------------------------------------------------------------
Per Share                          $     1.00   $      .10        $      .90
Total Minimum 500,000 Shares (2)   $  500,000   $   50,000        $  450,000
Total Maximum 2,000,000 Shares     $2,000,000   $  200,000        $1,800,000
--------------------------------------------------------------------------------
                                  Underwriter:
                              ACAP Financial, Inc.

(1) In addition, we will issue ACAP, Inc. 1 share of common stock for every 20 shares sold in the offering. (See "Plan of Distribution.")

(2) The entire amount of the proceeds received under this offering will be promptly deposited (by noon of the next business day after receipt) in an escrow account with Irwin Union Bank, Salt Lake City, Utah The minimum escrow amount of $500,000 must be deposited into escrow within 6 months from the effective date of this Prospectus. In the event that less than $500,000 is deposited into the escrow account within the offering period, all proceeds received will be promptly refunded to purchasers without any deduction for commissions or other expenses and without interest thereon.

                    THE DATE OF THIS PROSPECTUS IS ______________, 2004

                              PROSPECTUS SUMMARY

This section summarizes what we believe are the material aspects of our offering. We encourage you to read this Prospectus in its entirety before making an investment decision. References in this Prospectus to "Skypath Networks,", "Skypath" "we," "us," and "our" refer to Skypath Networks, Inc.

Our Business

     We are a provider of mobile messaging software products, technology and services designed to connect employees and individuals to information from their mobile phones. We anticipate that our AutoCourier product, which is under development, will be our primary product. AutoCourier will allow a mobile phone user to utilize his or her mobile phone to send and receive data over the Internet. Users of the AutoCourier will be able to access their calendars, email and files through a mobile phone. Depending on adequate capital, we anticipate the retail release of our AutoCourier product will be ready for delivery in the 3rd quarter of 2004. We also offer a product known as ActiveNet which facilitates a user's remote access to files and attachments. We are currently seeking prerelease pilot users of the AutoCourier software. As of May 16, 2004 we have signed up one customer for a paid pilot of our AutoCourier product. At May 16, 2004, there were approximately 11,000 users of our ActiveNet product. Our software products allow users of wireless data services to securely send and receive email, contacts, calendar appointments, attachments and files from their mobile phone with greater ease and a lower cost than most competitive products. We also derive a small amount of revenue through the sale of software license maintenance for ActiveNet. Software licence maintenance entitles existing ActiveNet customers to receive released software bug fixes and support. We acquired the AutoCourier and ActiveNet technologies from InforClarus, Inc. in the first quarter of 2004.

     We believe that our AutoCourier and ActiveNet products will address a growing market niche for mobile phone users. Wireless service providers are offering businesses wireless data services which allow mobile phone users to not only make voice telephone calls but allow the mobile phone users to send and receive data over the Internet through their mobile phones. At the same time, mobile phone manufacturers are marketing phones capable of running Java software programs. These phones are referred to as Java enhanced phones or Java 2 Micro Edition phones. Java technology, from Sun Microsystems, are products based on the power of networks and the idea that the same software should run on many different kinds of systems and devices. The Java 2 Micro Edition, or J2ME, is a version of the Java programming language optimized for small devices such as mobile phones.

     The AutoCourier product is designed to provide end-to-end secure, synchronized, and easy-to-use access to corporate messaging systems such as Microsoft Exchange on a J2ME phone. As long as a user has a J2ME phone, the user can securely send and receive email, contacts, calendar appointments, attachments and files from his or her mobile phone.

     Available competing technologies which allow mobile users to access the Internet are not developed for J2ME phones but (i) utilize Personal Device Assistants (PDA), which are significantly more expensive than J2ME phones or
(ii) require subscribers to use a WAP browser. (WAP stands for Wireless Applications Protocol). Although WAP based technologies and browsers allow a mobile user to send and receive data over the Internet, it is slower and more cumbersome than the AutoCourier technology.


     Our products are not dependent on a specific wireless provider, thereby allowing businesses to provide email access to their users who may be using different service providers for their mobile phone service. Since Java programs are portable across mobile phones from multiple manufacturers, our products are compatible with devices from Motorola, Nokia, Samsung, Sanyo, Siemens, Sony Ericsson, and Toshiba.

     We license our products and services on a per-user basis for a monthly recurring fee directly to enterprises as well as hosted messaging (Microsoft Exchange and POP3(1)) providers, who in turn offer email services to individuals and enterprises. In addition to our own direct sales activity, we also license our products indirectly through resellers and integrators. We offer services to our customers, reseller partners, and integration partners to assist in the marketing and support of our products.

     We acquired the rights to the AutoCourier product and the ActiveNet product in the first quarter of 2004 and therefore have had limited operations with these products. As a development stage company, we have generated limited revenues and we are attempting to further develop and carry out our business plan. In order to carry out our business plan, we need to obtain additional capital to complete our product development and marketing objectives and to generate sales.

     Our business is subject to numerous risks, which are highlighted in the section entitled "Risk Factors" immediately following this prospectus summary. In particular, we have incurred significant operating losses in the past and may incur significant operating losses in the future.

Corporate Information

     Skypath was incorporated under the laws of the State of Delaware in September 2001 and commenced active operations on October 1, 2002. Our executive offices are located at 9 Thurber Boulevard, Smithfield, RI 02917, and our telephone number is (866)-975-9638.


The Offering of Shares by Skypath Networks

     This prospectus relates to an offering by us of up to 2,000,000 shares of common stock at $1.00 per share. We are offering, on a "best efforts" basis, 500,000 shares minimum and 2,000,000 shares maximum during the offering period. All funds will be held in escrow in an account with Irwin Union Bank, Salt Lake City, Utah, until at least 500,000 shares are sold. If 500,000 shares are sold within the "offering period" (which is six months from the effective date of this prospectus), there will be initial closing of the sale of shares under this prospectus and the funds will be delivered to us by the escrow agent. If we do not sell at least 500,000 shares within the offering period, all funds placed in the escrow account will be promptly returned to investors, without interest or deduction. Subscribers will have no right to the return of their funds during

-----------------------------------
(1) POP3 is short for Post Office Protocol, a protocol used to retrieve e-mail from a mail server. Many e-mail applications use the POP3 protocol.

the term of the escrow. Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this prospectus until the offering period ends.

     We have entered into an underwriting agreement with ACAP Financial, Inc. which will use its best efforts to sell the 2,000,000 shares we are offering. We have agreed to pay ACAP Financial an underwriting commission of 10% if at least 500,000 shares are sold in the offering. If at least 500,000 shares are sold by ACAP Financial, we will also pay an expense allowance to ACAP of up to $10,000. If at least 500,000 shares are sold by ACAP Financial, we will also issue ACAP Financial one share of our common stock for each twenty shares sold in this offering.

Selling Shareholders

     This prospectus also relates to the possible resale of up to 2,449,996 shares of our common stock by selling shareholders, which includes 1,069,996 shares issuable upon the exercise of outstanding warrants. One of the selling shareholders is David R. Paolo, our chief executive officer. Mr. Paolo has indicated that he intends to transfer to a charitable trust all 500,000 of his shares which are registered pursuant to the registration statement of which this prospectus is a part. Another selling shareholder is Arthur Claudio, a director of Skypath. We are registering 200,000 shares owned by Mr. Claudio. The selling shareholders include warrant holders who, upon the exercise of their warrants, will be issued a total of 1,069,996 shares of our common stock at $.50 per share. The selling shareholders are not required to sell their shares of our common stock and sales of our common stock are entirely at the discretion of the selling shareholders. The selling shareholders may sell their shares either on the open market at market prices in ordinary broker transactions or in negotiated transactions, and they may pay broker commissions in connection with such transactions. Non- affiliate selling shareholders will sell their shares at $1.00 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices, and they may pay broker commissions in connection with such transactions. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of Skypath and will, during this offering, offer the shares at $1.00 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission. We will not receive any of the proceeds of sale of our common stock by the selling shareholders. We will not receive any proceeds from the sale of our stock by selling shareholders who sell our common stock. We will not pay any broker commissions in connection with sale of our common stock by selling shareholders.


Common Stock

      Common stock outstanding                       8,520,912 shares
      Common stock offered by Skypath Networks       2,000,000 shares
      Common stock Offered by Selling Stockholders   2,449,996 shares *

      *Includes 1,069,996 shares underlying outstanding warrants.

Use of Proceeds

     We will have net offering proceeds of approximately $1,708,000, if all 2,000,000 shares are sold and $358,000 if only 500,000 shares are sold. We intend to use the net offering proceeds for (1) sales and marketing; (2) research and development; (3) acquisitions; (4) repayment of debt; and (5) an increase of our working capital. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. (See "Use of Proceeds."). The selling shareholders who are warrant holders will, if they exercise their warrants, pay us $.50 per share for each warrant share purchased.

                         SUMMARY FINANCIAL INFORMATION

     The following table shows selected summarized financial data for Skypath Networks at the dates and for the periods indicated. The data should be read in conjunction with the financial statements and notes included in this Prospectus beginning on page F-1.

Statement of Operations Data:
                                     (Unaudited)       Oct. 1, 2002                 Oct. 1, 2002
                                     Three Month        (Date of     Twelve Month    (Date of
                                     Period Ended       Inception)   Period Ended   Inception
                                      March 31,        to  Dec. 31,    Dec. 31,     to March 31,
                                   2003       2004         2002         2003           2004
                                   ----       ----         ----         ----           ----
Revenue  . . . . . . . . . . .  $ 47,245   $  45,683    $ 59,810      $210,593       $316,086
Cost of Sales  . . . . . . . .    42,286       6,596      37,734        81,110        125,440
Gross Profit . . . . . . . . .     4,959      39,087      22,076       129,483        190,646
Expenses . . . . . . . . . . .    35,298     297,412      43,269       594,897        935,578
Net (Loss) . . . . . . . . . .   (27,444)   (265,003)    (19,324)     (466,366)      (750,693)
Basic and Fully Diluted Loss
   per Share . . . . . . . . .     (0.00)      (0.04)      (0.01)        (0.07)

Balance Sheet Date:
                                       (Unaudited)
                                         March 31,              December 31,
                                     2003        2004        2002         2003
                                     ----        ----        ----         ----

Total Current Assets. . . . . . .  $ 42,272    $ 45,231     $ 42,532    $30,029
Total Assets. . . . . . . . . . .    96,159     390,472      107,071     98,036
Total Current Liabilities . . . .    94,729     838,074      106,395    340,406
Total Long-Term Liabilities . . .         0       2,603            0      2,942
Total Liabilities . . . . . . . .    94,729     840,677      106,395    343,348
Working Capital . . . . . . . . .   (52,457)   (792,843)     (63,863)  (310,377)
Shareholders' Equity (Deficit). .     1,430    (450,205)         676   (245,312)

95

                                  RISK FACTORS

The shares offered in this prospectus are speculative and involve a very high degree of risk. If you purchase shares you may lose your entire investment. Prior to making an investment decision, you should carefully consider all of the information contained in this prospectus, including the following risk factors.

Risks Related to the Business

We have incurred significant operating losses in the past and expect to incur operating losses in the future, which could result in a curtailment of operations unless we can raise substantial capital from this offering or other sources.

     We experienced significant operating losses in each quarter from our inception on October 1, 2002 through the first quarter of 2004. We expect to continue experiencing losses through at the least remainder of 2004. Because we expect to incur significant sales, marketing, research and development and administrative expenses, we will need to generate significant revenues to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals. To the extent that increases in operating expenses are not matched by increased revenue, our business, operating results and financial condition will be harmed. Our auditors' report dated May 5, 2004 on our financial statements for the year ended December 31, 2003 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern.

     If revenues do not rise significantly, or if our expenses otherwise exceed our expectations, we may continue to incur substantial operating losses in the future. There can be no assurance that we will ever operate at a profit. Even after we begin to generate cash in excess of our operating expenses, if ever, we expect to require additional funds to meet remaining anticipated expenses. We anticipate that our funding requirements through December 2004 will be met through a combination of various sources, including: (1) cash on hand, (2) net cash flow from operations, (3) proceeds from debt offerings, and/or (4) proceeds realized through the sale of our securities. There can be no assurance that the foregoing sources of liquidity will provide sufficient funds in the amounts or at the time that funding is required by us. In addition, if our ability to realize such liquidity from any such source is delayed or the proceeds from any such source are insufficient to meet our expenditure requirements as they arise, we will seek additional equity or debt financing, although it is unlikely under current conditions that such additional financing will be available on reasonable terms, if at all. We may not be able to meet our operating expenses, working capital and other capital expenditures.

We have recently changed our business direction and we are uncertain if we will be successful. If our new business plan is not successful, you could lose your entire investment.

     In the first quarter of 2004, we acquired the technologies for our AutoCourier and Active Net products. As the result of this acquisition, we are now focusing on completing the research and development of our AutoCourier product, and intend to market these products in lieu of our previous plan to be a mobile virtual network operator. We have not signed up any customers to use our AutoCourier product. Although, we have a customer list of 11,000 users of ActiveNet products. We are not generating significant revenues from ActiveNet.
Although we believe these products will eventually be accepted in the market place, there can be no assurance that we will be able to generate significant revenues from the sale of these products. If we fail to start generating significantly greater revenues than we are currently generating, investors will be subject to the possibility of a total loss of their investment.

There is no assurance that our AutoCourier and ActiveNet products will be readily accepted in the market. The failure to generate revenues from these products will result in continued losses which could result in the termination of our operations. If we were to terminate our operations, investors could suffer a complete loss of their investment.

     We have changed our business plan and our primary products are AutoCourier and ActiveNet. We have entered into one agreement for a pilot test for AutoCourier but have sold no other units of the product. Since we acquired the ActiveNet product in the first quarter of 2004, we have received revenues of $17,300 for ActiveNet software license maintenance renewals representing a total of 1,685 licensed users. We have not sold any new licenses for ActiveNet software since we acquired the technology from InfoClarus. There can be no assurance that there will be significant market demand for our products. The previous owner of the AutoCourier and ActiveNet discontinued operations and we acquired the AutoCourier and ActiveNet intellectual property. Inasmuch as we are focusing our business direction on those two products, our failure to significantly increase the sale licenses for these products will result in continued operating losses which may ultimately result in the termination of our operations. If this occurs, investors could suffer a total loss of their investment.

We are in default in the payment of loans. If these loans are not extended, we could face demands for repayment.

     We borrowed $205,000 from several individuals begining in October 2003. A total of $110,000 of these loans were due on March 31, 2004. We did not repay any of these loans and are currently in default under the loan agreements. We are currently attempting to extend each of these loans to August 1, 2004. If the lenders do not agree to extend these loans, they could commence litigation. We are currently unable to repay loans and if collection litigation were commenced, it may result in the termination of our operations. Although we believe we will be able to extend these loans, there can be no assurance that any or all of the lenders will agree to extend their loans. We intend to repay these loans with proceeds from this offering.

We may be required to raise additional capital in the future to implement our business plan, and we may not be able to secure such funds, or may not be able to do so on favorable terms, to support our growth plans.

     We believe that the net proceeds of this offering, assuming that it is fully subscribed, will be sufficient to satisfy our capital requirements, as currently planned, for at least the next 18 months. If all the shares are not sold in this offering, we may be forced to limit our growth due to capital adequacy requirements. If this occurs, our ability to grow or to meet the needs of our customers may be adversely affected, which could result in a decline in the value of our shares of common stock. If additional capital is needed, there can be no assurance that it will be available when desired or on such terms as we may find acceptable. Future efforts to raise capital through the sale of securities could reduce the proportionate interest of our shareholders. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly.

We face strong competition in our market, which could make it difficult for us to succeed.

     We compete with a number of types of competitors. Some of our competitors have substantially greater resources, larger customer bases, longer operating histories or greater name recognition than we have. The types of competitors we face include:

     Wireless email providers provide wireless email hardware and software solutions. These companies could expand their wireless solutions into our market, or could develop J2ME versions of their products.

     Wireless service providers who offer wireless voice and data services such as Verizon, Sprint, AT&T Wireless and Vodaphone, could provide our competitors alternate solutions to their subscribers, or could block traffic for our solution.

     Device manufacturers such as Nokia, Motorola, Qualcomm, Motorola, Sony, Ericsson and RIM, could develop and embed phone operating system based solutions that are not subject to J2ME limitations on their devices. They could also develop devices that are more compelling than phones, or could alter the business landscape by releasing PDA solutions which are more cost effective than devices currently on the market.

     Messaging System Providers who develop large scale email systems could develop competing solutions directly tied to their messaging servers and release it at a price point unfavorable to our business.

     Large systems integrators could develop services into our market or could adopt a competing solution for delivery to their large customer base.

We face the following challenges from our competitors:

Many of our competitors can compete on price.

     Many of our competitors have substantially larger financial resources which enable them to establish attractive pricing to our potential customers.

Many of our competitors offer additional features and services that we do not, which enables them to compete favorably against us.

     Some of our competitors provide features and services that we do not, such voice services, voicemail, support for other devices, or support for other email systems. Potential customers that desire these features and services may choose to obtain wireless messaging technology from our competitors that provides these additional capabilities.

Our  potential  customers  may  have  other  business   relationships  with  our
competitors and consider those relationships when deciding between our services and those of our competitors.

     Some of our competitors are large device or software manufacturers, service providers or integrated carriers who provide other services or goods unrelated to wireless messaging. As a result, if a potential customer is also a supplier to one of our large competitors, or purchases unrelated services or goods from our competitors, the potential customer may be motivated to purchase its wireless messaging from our competitors in order to maintain or enhance its business relationship with any such competitor.

Our customers require a high degree of reliability in our products and services, and if we cannot meet their expectations, demand for our services will decline.

     Any failure to provide stable and reliable products and services, or a satisfactory experience for our customers and their mobile workers, whether or not caused by our own failure, could reduce demand for our services.

If enterprise connectivity demand does not continue to expand, we may experience a shortfall in revenues or earnings or otherwise fail to meet public market expectations.

     The growth of our business is dependent, in part, upon the increased use of mobile communications services and our ability to capture a higher proportion of this market. If the demand for mobile communications services does not continue to grow, then we may not be able to grow our business, maintain profitability or meet public market expectations. Increased usage of mobile communications services depends on numerous factors, including:

     o    the   willingness  of  businesses  to  make   additional   information
          technology expenditures;

     o the quality, cost and functionality of these services and competing services;

     o the increased adoption of wired and wireless broadband access methods; and/or

     o    the proliferation of electronic devices and related applications.

If we fail to address evolving standards and technological changes in the mobile communications services industry, our business could be harmed.

     The market for mobile communications services is characterized by evolving industry standards and specifications and rapid technological change, including new access methods, devices, applications and operating systems. In developing and introducing our products and services, we have made, and will continue to make, assumptions with respect to which features, security standards, performance criteria, access methods, devices, applications and operating systems which will be required or desired by enterprises and their mobile workers. If we implement technological changes or specifications that are different from those required or desired, or if we are unable to successfully integrate required or desired technological changes or specifications into our services, market acceptance of our services may be significantly reduced or delayed and our business could be harmed.

If we infringe on the intellectual property rights of others, our business may suffer.

     Our commercial success depends, in part, upon us not infringing intellectual property rights owned by others. For example, the industry in which we compete has many participants that may own, or claim to own, intellectual property. We cannot determine with certainty whether any existing or future third-party intellectual property rights would require us to alter our technologies, obtain licenses or cease certain activities.

     We could in the future receive claims from third parties asserting infringement and other related claims. Litigation could be necessary to determine the scope, enforceability and validity of third-party proprietary rights or to establish our proprietary rights. Some of our competitors may have substantially greater resources than we do and may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could.

Regardless  of  whether  claims  that  we  are   infringing   patents  or  other
intellectual property rights have any merit, those claims could:

     o adversely affect our relationships with our current or future wireless operator customers, their subscribers, wireless data handheld device manufacturers and system integrators;
     o    be time-consuming and costly to evaluate and defend;
     o    cause product shipment delays or stoppages;
     o    divert management's attention and resources;
     o    subject us to significant liabilities;
     o    require us to enter into royalty or licensing agreements; and
     o    require us to cease certain activities.

In addition to liability for monetary damages against us or, in certain circumstances, our customers or their subscribers, we may be prohibited from developing or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property rights. We cannot assure you that we will be able to obtain any such license on commercially favorable terms, or at all. If we do not obtain such a license, our business, operating results and financial condition could be materially adversely affected and we could, for example, be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

Our limited ability to protect our intellectual property and proprietary rights may harm our competitiveness.

     We rely primarily on a combination of trademark laws, copyright laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary technology. In addition, we have a patent application pending in the U.S. Patent & Trademark Office that is directed to core elements of our AutoCourier software. Patents may not be issued from these or any future applications. Even if they are issued, these patents may not survive a legal challenge to their validity or provide significant protection for us.

     The steps we have taken to protect our proprietary rights may not be adequate to prevent misappropriation of our proprietary information. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our competitors may also independently develop similar technology. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Any failure by us to meaningfully protect our intellectual property could result in competitors offering products that incorporate our most technologically advanced features, which could seriously reduce demand for our products and services.

If our channel partners do not successfully market our products and services to their customers or corporate end users, then our revenues and business may be adversely affected.

     We sell our products and services directly through our own sales force and indirectly through our channel partners, which include resellers, value added integrators and service providers. Our business depends on the efforts and success of these channel partners in marketing our services to their customers. Our own ability to promote our services directly to their customers is often limited. Our channel partners may offer services to their customers that may be similar to, or competitive with, our services. Therefore, these channel partners may be reluctant to promote our services. If our channel partners fail to market our services effectively, our ability to grow our revenue would be reduced and our business will be impaired.

Our long sales cycle requires us to incur substantial sales costs and may not result in related revenues.

     Our business is characterized by a long sales cycle between the time a potential customer is contacted and a customer contract is signed. In addition, the recent slower growth in the U.S. economy and the resulting limits on corporate spending for mobile infrastructure have further lengthened the average sales cycle for our products and services. As a result, we may invest a significant amount of time and effort in attempting to secure a customer which may not result in any revenues. Even if we enter into a contract, we will have incurred substantial sales-related expenses well before we recognize any related revenues. If the expenses associated with sales increase and/or, we are not successful in our sales efforts, and/or we are unable to generate associated offsetting revenues in a timely manner, our operating results will be harmed.

We may engage in future acquisitions or investments that could dilute the ownership of our existing stockholders, cause us to incur significant expenses or harm our operating results.

     In the future we may acquire or invest in businesses, technologies or services, although we currently have no specific agreements or commitments with respect to any of these transactions. Integrating any newly acquired businesses, technologies or services may be expensive and time-consuming. To finance any acquisitions, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, would result in dilution to our stockholders. If we do complete an acquisition, we may be unable to operate any acquired businesses profitably or otherwise implement our strategy successfully. If we are unable to integrate any newly acquired entities or technologies effectively, our operating results could suffer. Future acquisitions by us could also result in large and immediate write-offs or assumption of debt and contingent liabilities, either of which could harm our operating results.

Risks Related to Our Industry

Government regulation of, and legal uncertainties regarding, the wireless industry could harm our business.

     Changes in the rules or regulations of the U.S. Federal Communications Commission or in applicable federal communications laws relating to the imposition of these fees or taxes could result in significant new operating expenses for us, and could negatively impact our business. Any new law or regulation, U.S. or foreign, pertaining to wireless communication services, or changes to the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise harm our business. There are an increasing number of laws and regulations pertaining to the wireless industry. These laws or regulations may relate to taxation and the quality of products and services. Furthermore, the applicability to the wireless communications of existing laws governing intellectual property ownership and infringement, taxation, encryption, obscenity, libel, employment, personal privacy, export or import matters and other issues is uncertain and developing and we are not certain how the possible application of these laws may affect us. Some of these laws may not contemplate or address the unique issues of the internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the wireless market, which could reduce demand for our services, increase our operating expenses or increase our litigation costs.

Security concerns may delay the widespread adoption of the wireless solutions for enterprise communications, which would reduce demand for our products and services.

     The secure transmission of confidential information over public networks is a significant barrier to further adoption of wireless networks as a business medium. Wireless networks are a public network and information is sent over this network from many sources. Advances in computer capabilities, new discoveries in the field of code breaking or other developments could result in compromised security on these networks. Security and authentication concerns with respect to the transmission over wireless networks of confidential information, such as corporate access passwords and the ability of hackers to penetrate online security systems, may reduce the demand for our services. Further, new access methods, devices, applications and operating systems have also introduced additional vulnerabilities which have been actively exploited by hackers. Any well-publicized compromises of confidential information may reduce demand for wireless based communications, including our products and services.

Risks Related to This Offering

Concentration of ownership of our common stock may prevent new investors from influencing significant corporate decisions.

     Following this offering, our directors, entities affiliated with our directors, and our executive officers will beneficially own, in the aggregate, approximately 92% of our outstanding common stock. These stockholders as a group will be able to control our management and our affairs. Acting together, they could control most matters requiring the approval by our stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. The concentration of ownership may also delay or prevent a change of control of Skypath at a premium price if these stockholders oppose it. See the "Principal Stockholders" section for details regarding our stock ownership and how beneficial ownership is calculated.

Certain provisions in our Articles of Incorporation and Bylaws and Delaware law could make it more difficult for another company to purchase us, even though such a purchase may increase share value.

     Provisions in our restated certificate of incorporation and bylaws may have the effect of delaying or preventing an acquisition or merger in which we are acquired or a transaction that changes our board of directors. These provisions:

     o authorize the board to issue preferred stock without stockholder approval;

     o    prohibit cumulative voting in the election of directors; and

     o    limit the persons who may call special meetings of stockholders.

     In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of the outstanding voting stock, from consummating a merger or combination to which we are a party. These provisions could limit the price that investors might be willing to pay in the future for our common stock. See "Description of Capital Stock" for a further discussion of these provisions.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

     Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception that such sales could occur, could cause the market price of our common stock to decline. The number of shares of common stock available for sale in the public market is limited by restrictions under federal securities law. The shares of our common stock that are not being registered in the offering, but which were outstanding as of the effective date of this prospectus, will be eligible for sale into the public market under Rule 144 during the next year.

     For a further description of the eligibility of shares for sale into the public market following the offering, see the "Shares Eligible for Future Sale" section.

We may not be able to sell 2,000,000 of the shares in this offering, which could limit future growth and profitability of Skypath's operation, leading to a decline in the value of our common stock.

     If we sell only the minimum number of shares offered, our net offering proceeds will be approximately $358,000. This amount will limit our ability to achieve our business plan as less funds will be available to support our research and development, and sales and marketing plans. Such limits would likely delay the release of AutoCourier, and/or restrict the feature set available at product release. These actions may make AutoCourier less attractive to our potential customers and may significantly reduce our ability to generate revenue. We may be required to attempt to locate additional funding and there can be no assurance we will be able to obtain additional funding. If we are not able to obtain additional funding, we may not be able to continue in operation and our shareholders, including investors in this offering, could suffer a complete loss of their investment.

New investors in this offering will experience immediate and substantial dilution.

     The initial price to the public in this offering will be substantially higher than the net tangible book value per share of our common stock and the prices per share paid by all prior investors in our company. Assuming we sell all of the shares offered in this offering at the initial public offering price of $1.00 per share, our net tangible book value per share, based upon our March 31, 2004 unaudited financial statements, and assuming 9,820,912 shares were issued and outstanding, would be $1,257,795 or $.128 per share. This is significantly below the per share initial price to the public of $1.00. If we issue additional common stock in the future or outstanding options or warrants to purchase our common stock are exercised, there will be further dilution.

Our Board of Directors and management will have broad discretion to spend a large portion of the net proceeds of this offerng, and may do so in ways with which you do not agree.

     Our management will have considerable discretion in applying the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds of this offering may be used for corporate purposes that do not enhance our results of operations or do not yield a favorable return.

You cannot withdraw your funds once invested and you will not receive a refund unless we fail to sell the minimum offering amount of $500,000 after the full offering period of up to six months from the effective date of the Prospectus.

     Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us, only if the minimum number of shares are sold, or for the purpose of refunding subscription payments to the subscribers, if the minimum number of shares are not sold. Therefore, once you have invested, you will not have the use or right of return of such funds during the escrow period, which may last as long as six months from the effective date of this Prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to assumed future events or our future estimated financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance and/or achievements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.


                                 USE OF PROCEEDS

     Our net proceeds from this offering, after deducting the 10% sales commission and offering expenses estimated to be $92,000 will be from $358,000 to $1,708,000 depending upon the number of shares sold. The offering is being made on a best-efforts basis, and we do not know how many shares will be sold in the offering. The primary purposes of this offering are to obtain additional capital, create a public market for the common stock, and facilitate future access to public markets. In general, we intend to use the net proceeds from this offering to provide us with working capital to fund sales and marketing programs, to fund research and development of our software products, and to retire debt. We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders pursuant to this Prospectus.

     The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds in descending order, based upon our current business plan.

                                                       Proceeds From Offering
                                    -----------------------------------------------------
Gross Offering Proceeds             $500,000     $1,000,000     $1,500,000     $2,000,000
     Less:
      Underwriting Commissions (1)    50,000        100,000        150,000        200,000
      Other Costs of Issuance (2)     92,000         92,000         92,000         92,000
                                    --------     ----------     ----------     ----------

Net Proceeds to Skypath              358,000        808,000      1,258,000      1,708,000
                                    --------     ----------     ----------     ----------

Acquisitions (3)                           0              0              0        100,000
Research and Development (4)          60,000        210,000        360,000        400,000

                                       15


Sales and Marketing                   43,000        200,000        300,000        508,000
Repayment of Debt (5)                205,000        205,000        205,000        405,000
Working Capital (6)                   50,000        193,000        393,000        295,000
                                    --------     ----------     ----------     ----------

TOTAL USE OF NET PROCEEDS           $358,000      $ 808,000     $1,258,000     $1,708,000

     (1) Subject to the sale of at least 500,000 shares, the underwriter will be paid an underwriter's commission of 10% of the gross offering proceeds. (See "Plan of Distribution.")

     (2) Including an expense allowance paid to the underwriter and attorney's fees, accountant's fees, registration and filing fees, costs of printing this prospectus and stock certificates, and registration and issuance of stock to public investors and other miscellaneous items.

     (3) When necessary, we will augment our software technology through acquisition. We have not yet identified any potential acquisition target and there can be no assurance we will acquire any other company or intellectual property.

     (4) We are developing a wireless email solution, AutoCourier, that will allow users to securely send and receive email, contacts, calendar appointments and attachments from their existing Java enabled mobile phones. We will continue to enhance and add additional functionality to this product.

     (5) We intend to use a portion of the offering proceeds to repay debt. The following table sets forth our current intent as to debt repayment:

                                                Total Loan and
                        Lender                  Amount to be repaid
                  ----------------------        -------------------

                  Stephen D. Scharman                 $   10,000
                  Hazel Noe Trust                     $    2,666
                  Robert Wong                         $    2,666
                  Chapman Spira, Carlson              $    2,668
                  Michael Kelly                       $    2,000
                  Cory Powers, IRA                    $    5,000
                  Michael Senglaub                    $   30,000
                  Jeffrey Senglaub                    $   15,000
                  Gary Bolinder                       $   40,000
                  Gregory Claudio                     $   20,000
                  Phillip Bowers                      $   75,000
                                                      ----------

                  Total                               $  205,000

     All of the above listed loans accrue interest at the rates of 12% per annum All loan proceeds were used for general working capital. Phillip Bowers' loan matures on October 31, 2004. Gregory Claudio's loan matures on December 31, 2004. All other loans listed above matured on March 31, 2004, but we are working to extend the maturity date to August 1, 2004.

     If the maximum number of shares offered is sold, we intend to repay $200,000 we owe to Arthur Claudio, our president. This loan was in the original amount of $300,000. The loan proceeds were used to purchase assets from InfoClarus, Inc. Mr. Caludio converted $100,000 of the loan amount into 305,000 shares of our common stock. This loan accrued interest at 8% per annum and is due and payable on December 31, 2004. This loan is secured by the assets Skypath purchased from InfoClarus, Inc.

     (6) We anticipate that we will use the remaining net proceeds for general corporate purposes, including working capital and capital expenditures, but we have not designated any specific uses.

     The amounts set forth merely indicate our intent as to the general application of net proceeds of the offering. We do not have a history of revenues and earnings and cannot predict what cash flow may be available for various aspects of our operations.

     Pending these uses, we intend to invest the net proceeds in short-term interest-bearing, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

                      DILUTION AND COMPARATIVE INFORMATION

     Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place. The book value of a share is equal to shareholder's equity, as shown on the balance sheet, divided by the number of shares outstanding. We currently have 8,520,912 shares of common stock issued and outstanding. At March 31, 2004, we had 7,620,912 shares of common stock issued and outstanding. The unaudited book value of Skypath, as of March 31, 2004 was a negative $450,205 or approximately a negative $.059 share for the 7,620,912 shares then issued and outstanding.

     The following table sets forth, based upon the March 31, 2004 unaudited financial statements, the dilution to persons purchasing common stock in this offering, assuming the sale of the minimum and maximum shares of common stock offered at the public offering price and the receipt of a minimum of $500,000 and maximum of $2,000,000 gross proceeds from the offering. The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding. The following table assumes no outstanding warrants are exercised but it does assume that shares are issued to the underwriter as part of the underwriter compensation.

                                                  Minimum           Maximum
                                                  Shares            Shares
                                                  Sold              Sold
                                                  -------------     ------------
Public offering price per share (1) (4)           $ 1.00            $ 1.00

      Net tangible book value per share
        before this offering (2) (4)              ($.059)           ($.059)

Increase per share attributable to
 new investors (3) (4)                             $.048             $.187

Adjusted net tangible book value per
 share after this offering (4)                    ($.011)            $.128

Dilution per share to new investors                $.952             $.813

Percentage dilution (4)                             95.2%            81.3%

Comparative Value

     The following tables summarize the number of shares to be purchased from Skypath Networks as a part of this offering, the number of shares purchased as a percentage of our total outstanding shares, as of May 21, 2004, the aggregate consideration for such shares, the aggregate consideration as a percentage of total consideration, and the average consideration paid per share for such shares by all existing shareholders and the investors in this offering. These tables assume no outstanding warrants are exercised.

                    Assuming the Sale of All Shares Offered
                    ---------------------------------------
                                              %        Aggregate           Average
                               Shares     Of Total   Consideration        Price Per
                              Purchased    Shares        Paid         %     Share
                              ---------   --------   -------------  ----  ---------
Present  Shareholders         8,520,912     79%      $    727,401    27%    $ .09
Shares Issued to Underwriter    200,000      2%      $         -0-   -0-     -0-
Investors in  this Offering   2,000,000     19%      $  2,000,000    73%    $1.00
                              ---------   --------   -------------  ----  ---------

         TOTALS              10,720,912    100%      $   2,727,40   100%
                             ==========   ========   =============  ====

                        Assuming 500,000 Shares are Sold
                        --------------------------------
                                              %        Aggregate           Average
                               Shares     Of Total   Consideration        Price Per
                              Purchased    Shares        Paid         %     Share
                              ---------   --------   -------------  ----  ---------
Present  Shareholders         8,520,912      94%     $     727,401   59%  $     .09
Shares Issued to Underwriter     50,000       1%     $         -0-   -0-        -0-
Investors in  this Offering     500,000       6%     $     500,000   41%  $    1.00
                              ---------   --------   -------------  ----  ---------
         TOTALS               9,070,912     100%     $   1,227,401  100%
                             ==========   ========   =============  ====


                  MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market

     Currently, there is no market for our common stock. Subject to compliance with applicable listing standards, we plan to attempt to qualify for listing on the OTC Bulletin Board.

Holders

     As of May 21, 2004, there were 8,520,912 shares of common stock outstanding and approximately 18 stockholders of record.


Dividends

     We have not paid any cash dividends since our inception and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business. Furthermore, we anticipate that we will operate at a loss during the next year, in which case, we would not declare a dividend on our common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes that appear in the back of this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

     We are a provider of mobile messaging software products, technology and services designed to connect employees and individuals to information from their mobile phones. Wireless service providers are deploying wireless data services, which allow mobile phone users to send and receive data over the Internet. Mobile phone manufacturers are shipping phones capable of running Java programs. Our software products allow users of these wireless data services to securely send and receive email, contacts, calendar appointments and attachments from their existing Java enabled mobile phone.

     Our AutoCourier product, currently in development, is intended to provide end-to-end secure, synchronized, and easy-to-use access to corporate messaging systems such as Microsoft Exchange from existing Java (J2ME) enabled mobile phones. Other solutions on the market require the deployment of expensive personal digital assistants (PDA) class devices, or require subscribers to use slow and cumbersome WAP(2) browsers. Our products are not dependent on a specific wireless provider, thus allowing enterprises to provide email access to their users who may be using different service providers for their mobile phone service. Since Java programs are portable across mobile phones from multiple manufacturers, our products are compatible with devices from Motorola, Nokia, Samsung, Sanyo, Siemens, Sony, Ericsson, and Toshiba.

     As a development stage company, we have generated limited revenues and we are attempting to fulfill our business plan. In order to fulfill our business plan, we need to obtain additional capital to complete our product development & marketing objectives and to generate sales.

     Our business is subject to numerous risks, which are highlighted in the section entitled "Risk Factors" immediately following this prospectus summary. In particular, we have incurred significant operating losses in the past and may incur significant operating losses in the future.

Sources of Revenues

     Our initial business plan was to offer our customers a wide variety of services including device-to-device messaging, wireless e-mail, enhanced paging, high speed internet, data center services, network design and deployment services and other services. We initially intended to offer our customers total development and management of their mobile communications needs. Since our acquisition of the AutoCourier and ActiveNet technologies, we have changed our business direction and now anticipate that our primary products and services will be generated from our licensing of AutoCourier and ActiveNet technologies. Since our inception, most of our revenue has been derived from fixed wire broadband access and hosting services.

     In 2004 we acquired certain intellectual properties from InfoClarus, Inc, including AutoCourier and ActiveNet. We have refocused our business plan towards license revenues from products in place of the prior MVNO business. This is a material change in our business direction. We believe that future revenues will be derived primarily from recurring software licensing fees.

-------------------------
(2) WAP is short for Wireless Application Protocol, a secure specification that allows users to access information instantly via handheld wireless devices such as mobile phones, pagers and two-way radios.

     We license our software products on a per-user basis for a monthly recurring fee directly to enterprises. We also license our software products to hosted messaging (Microsoft Exchange and POP3) providers, who in turn offer email services to individuals and enterprises. In addition to our own direct sales activity, we license our products indirectly through resellers and integrators. We offer services to our customers, reseller partners, and integration partners to assist in the deployment and support of our products.

Critical Accounting Policies

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, purchase commitments, income taxes, stock-based compensation expense, and allowance for doubtful accounts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. We believe the following critical accounting policies are important in understanding our consolidated financial statements.

     Revenue Recognition. Since our inception, we have derived substantially all of our revenues from web hosting, broadband connectivity, wireless device sales, and e-mail accounts to individuals and businesses. We recognize revenues when persuasive evidence of an arrangement exists, service has been provided to the customer, the price to the customer is fixed or determinable and collectibility is probable.

We recognize revenues during the period the services are rendered to end users on a usage basis based on negotiated rates. Most of our contracts contain minimum usage levels. If actual usage in a given period is less than the minimum commitment, we recognize the additional charge between the minimum commitment and the actual usage as revenues when cash is collected because we cannot reasonably estimate the amount of the additional charges that will be collected. We cannot reasonably estimate the amount of the additional charge to be collected because we have from time to time renegotiated minimum commitments in cases where customers have exercised a right to seek renegotiation of their contract for reasons such as a significant downturn in their business or where we have determined that it would be in our best interest to do so.

     We typically provide our customers with deployment services, technical support and additional optional services. Depending on the service provided and the nature of the arrangement, we may charge a one-time, annual or monthly fees. We recognize revenues relating to one-time fees on a straight-line basis over the term of the initial contract, generally one to three years. We recognize revenues relating to annual fees on a straight-line basis over the year. We recognize revenues for monthly services during the month that these services are provided. We generally perform credit reviews to evaluate the customer's ability to pay. If we determine that collectibility is not probable, revenue is recognized as cash is collected.

     Purchase Commitments. We have no minimum purchase commitments with our network service providers for network access that we expect to utilize during the term of the contracts. We recognize costs of purchase contracts as network access expenses at actual usage. As of March 31, 2004, we have not recognized any losses on purchase commitments.

     Accounting for Income Taxes. As of March 31, 2003, March 31, 2004, and Decemebr 31, 2003, we determined that it was necessary and appropriate to maintain a full valuation allowance related to deferred tax assets, which had been established during those periods. The Company's net operating loss (NOL) carryforward as of December 31, 2003 is approximately $465,000 which expires in the year 2023. NOL for the three months ended March 2004 is expected to increase the NOL carryforward by $265,003 which will expire in 2024.

     Stock-Based Compensation. Subsequent to the period ended December 31, 2003, we entered into an employment contract with a certain key employee. In return for certain performance measures 50,000 shares of stock were authorized but not issued to the employee. If and when the stock is issued we may estimated the fair value of the options or restricted stock using a minimum value pricing model, and then amortized this estimated fair value over the vesting period of the options or restricted stock, our net income (loss) may be adversely affected.

We appointed four individuals to the Board of Directors. In return for servicing in their capacity on the Board of Directors, each individual was issued 50,000 shares of stock as compensation at a fair market value of $12,500.

Impairment of Assets

We periodically evaluate long-lived assets for indications of impairment. Management's judgments regarding the existence of impairment are based on market conditions and operational utility of the assets. Future events could cause management to conclude that impairment of long-lived assets is indicated.

Financial Position

As of December 31, 2003 we had current assets of $30,029 and current liabilities of $340,406, which resulted in a negative working capital of $310,377. As of March 31,2004 we had current assets of $45,231 and current liabilities of $838,074, which resulted in a negative working capital of $792,843. In an effort to sustain short-term working capital needs prior to the public offering, we have entered into a note and warrant purchase agreement for aggregate proceeds of $205,000.

Results of Operations

The following table sets forth selected statements of operations data for each of the periods:

Statement of Operations Data:
                                     (Unaudited)       Oct. 1, 2002                 Oct. 1, 2002
                                     Three Month        (Date of     Twelve Month    (Date of
                                     Period Ended       Inception)   Period Ended   Inception
                                      March 31,        to  Dec. 31,    Dec. 31,     to March 31,
                                   2003       2004         2002         2003           2004
                                   ----       ----         ----         ----           ----
Revenue  . . . . . . . . . . .  $ 47,245   $  45,683    $ 59,810      $210,593       $316,086
Cost of Sales  . . . . . . . .    42,286       6,596      37,734        81,110        125,440
Gross Profit . . . . . . . . .     4,959      39,087      22,076       129,483        190,646
Expenses . . . . . . . . . . .    35,298     297,412      43,269       594,897        935,578
Net (Loss) . . . . . . . . . .   (27,444)   (265,003)    (19,324)     (466,366)      (750,693)
Basic and Fully Diluted Loss
   per Share . . . . . . . . .     (0.00)      (0.04)      (0.01)        (0.07)

March  31, 2004 and March 31, 2003

     The results of operations reflected in this discussion include the operations of Skypath for the three months ended March 31, 2004 and 2003. We did not commence active operations until October 1, 2002 (date of inception), accordingly there are no financial comparisons that are meaningful for the twelve months ended December 31, 2003 with the twelve months ended December 31, 2002 and for the period ended December 31, 2002 (three months of operations) with the period ended December 31, 2001. Because of our lack of operating history, the following discussion may have limited value in assisting potential investors in analyzing our financial results. There can be no assurance that future-operating results will significantly increase from those for the period ended March 31, 2004. The disclosure below compares the three months of operations for the period ended March 31, 2003 with the three months of operations for the period ended March 31, 2004.

     Revenues. Our revenues were $47,245 for the three month period ended March 31, 2003 to $45,683 for the three month period ended March 31, 2004, representing a decrease of 3%. This was due to a decrease in the usage of our services resulting from a decrease in the number of end users of our services at existing customers. No individual customer accounted for 10% or more of total revenues for the periods ended March 31, 2003 or March 31, 2004. We expect that revenues from software licenses will increase in future periods as a result of sales of our AutoCourier and ActiveNet products.

     Network access. Our network access expenses consist of charges for access that we pay to our network service providers. Network access expenses were $16,523 for the three months ended March 31, 2003 to $6,195 for the three months ended March 31, 2004, representing a decrease of 63%, due to the decrease in the number of users on our virtual network. As a percentage of revenues, network access expenses decreased from 35% for the three months ended March 31, 2003 to 14% for the three months ended March 31, 2004. The decrease from 2003 to 2004 as a percent of revenues was due to reduced access rates, which resulted from our ability to purchase network access from additional network service providers at a lower cost and to renegotiate a number of our network service provider contracts. We expect network access expenses to increase in absolute dollars, but to decline as a percentage of revenues.

     Network operations. Our network operations expenses consist of compensation and benefits for our network engineering, customer support, network access quality and information technology personnel, outside consultants, transaction center fees and the depreciation of our network equipment. Network operations expenses were $25,763 for the three months ended March 31, 2003 to $400 for the three months ended March 31, 2004, a decrease of 98%. The decrease was due primarily to a decrease of transaction devices and a decrease in outside consultants. As a percentage of revenues, network operations expenses were 55% for the three months ended March 31, 2003 to .9% for the three months ended March 31, 2004 due primarily to revenues increasing at a lower rate than network operations expenses and economies of scale in our network operations infrastructure. We do not expect that our network operations expenses will continue to increase in absolute dollars, but to decline as a percentage of revenues as we move away from our MVNO business.

     General and administrative. Our general and administrative expenses consist of compensation and benefits of general and administrative personnel, legal and accounting expenses, and bad debt expense. General and administrative expenses were $35,298 for the three months ended March 31, 2003 to $297,412 for the three months ended March 31, 2004, an increase of 743%. As a percentage of revenues, general and administrative expenses increased from 75% for the three months ended March 31, 2003 to 651% for the three months ended March 31, 2004 due primarily to general and administrative expenses increasing at a higher rate than revenues. We expect that our general and administrative expenses will increase in absolute dollars to the extent that we expand our operations and incur additional costs in connection with becoming a public company, but to decline as a percentage of revenues.

     Interest income and other. Interest income and other income includes interest income on a cash balance. Interest income and other was $4,109 for the three months ended March 31, 2003 to $990 for the three months ended March 31, 2004 due to a decrease in the average cash balance for the period, offset in part by an increase in the average interest rates.

     Research and Development. We incurred research and development expenses of $7,401 from our July 1, 2003 through December 31, 2003. For the three months ended March 31, 2004 research and development expenses were $11,418. Subsequent to year end 2003, we acquired the certain intellectual property assets from InfoClarus, Inc., including the AutoCourier and ActiveNet products. We will invest in research and development to bring the AutoCourier product to completion since AutoCourier was not released by InfoClarus, Inc. We have hired or entered into consulting arrangements with selected engineering and product management resources from InfoClarus.

October 1, 2002 (date of inception) to December 31, 2003

     Revenues. Our revenues were $59,810 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $210,593 for the twelve months ended December 31, 2003, representing an increase of 252%. This growth was due to an increase in the usage of our services resulting from an increased number of end users of our services at new and existing customers. No individual customer accounted for 10% or more of total revenues for the periods ended December 31,

2002 or December 31, 2003. We expect that revenues from software licenses will increase in future periods as a result of sales of our AutoCourier and Active Net products.

     Network access. Our network access expenses consist of charges for access that we pay to our network service providers. Network access expenses were $29,816 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $61,642 for the twelve months ended December 31, 2003, representing an increase of 106%, due to the increase in the number of users on our virtual network. As a percentage of revenues, network access expenses decreased from 50% for the period from October 1, 2002 (date of inception) to December 31, 2002 to 29% for the twelve months ended December 31, 2003. The decrease from 2002 to 2003 as a percent of revenues was due to reduced access rates, which resulted from our ability to purchase network access from additional network service providers at a lower cost and to renegotiate a number of our network service provider contracts. We expect network access expenses to increase in absolute dollars, but to decline as a percentage of revenues.

     Network operations. Our network operations expenses consist of compensation and benefits for our network engineering, customer support, network access quality and information technology personnel, outside consultants, transaction center fees and the depreciation of our network equipment. Network operations expenses were $7,918 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $19,468 for the twelve months ended December 31, 2003, an increase of 145%. The increase was due primarily to $4,523 of additional transaction devices and $14,944 of additional compensation and benefits expenses for an increase in the number of personnel. As a percentage of revenues, network operations expenses were 13% for the period from October 1, 2002 (date of inception) to December 31, 2002 to 9% for the twelve months ended December 31, 2003 due primarily to revenues increasing at a lower rate than network operations expenses and economies of scale in our network operations infrastructure. We do not expect that our network operations expenses will continue to increase in absolute dollars, but to decline as a percentage of revenues as we move away from our MVNO business.

     General and administrative. Our general and administrative expenses consist of compensation and benefits of general and administrative personnel, legal and accounting expenses, and bad debt expense. General and administrative expenses were $43,269 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $594,898 for the twelve months ended December 31, 2003, an increase of 1275%. As a percentage of revenues, general and administrative expenses increased from 72% from October 1, 2002 (date of inception) to December 31, 2002 to 282% for the twelve months ended December 31, 2003 due primarily to general and administrative expenses increasing at a higher rate than revenues. We expect that our general and administrative expenses will increase in absolute dollars to the extent that we expand our operations and incur additional costs in connection with becoming a public company, but to decline as a percentage of revenues.

     Interest income and other. Interest income and other includes interest income on cash balances. Interest income and other was $3,256 for the period from October 1, 2002 (date of inception) to December 31, 2002 to $4,807 for the twelve months ended December 31, 2003 due to an increase in the average cash balance for the period, offset in part by a decrease in the average interest rates.

     Research and Development. We incurred research and development expenses of $7,401 from July 1, 2003 through December 31, 2003. Subsequent to year end 2003, we acquired the certain intellectual property assets from InfoClarus, Inc:
AutoCourier and ActiveNet. We will invest in research and development to bring the AutoCourier product to completion since AutoCourier was not released by InfoClarus, Inc. We have hired or entered into consulting arrangements with selected engineering and product management resources from InfoClarus.

Liquidity and Capital Resources

     We are in the development stage and, since inception, we have met our liquidity and capital resource needs through the sale of notes and common stock. Our balance sheet as of March 31, 2004 reports current assets of $45,231 and total fixed assets, primarily software, of $372,674. Our balance sheet also reports current liabilities of $838,074 which results in negative working capital of $792,843. Since our inception on October 1, 2002, we have funded our operations primarily through issuances of common stock that provided us with aggregate net proceeds of approximately $300,489 and by borrowings from shareholders and regular extension of credit from vendors. In addition, gross profits from the sale of our products provided approximately $190,646 in cash flow since inception.

     We will need additional working capital to fund the costs of daily operations not currently sustained by current revenue sources

     Proceeds of $205,000 through have been raised by the sale of notes and warrants to various lenders during October 2003 and through April 2004. Terms of the note and warrant purchase agreement require the repayment of $205,000 plus 12% accrued interest at the completion of $500,000 of proceeds raised in our public offering. The various lenders were also granted warrants to purchase 1,069,996 shares of common stock priced at .50 a share. Notes in the amount of $110,000 were payable in full on March 31, 2004 but are currently in default. We are attempting to extend the maturity date of these notes.

     Subsequent to March 31, 2004, three of our officers converted debt in the aggregate amount of $276,173 into 840,000 shares of our common stock.

     We are registering for sale a minimum of 500,000 to a maximum of 2,000,000 shares at $1.00 per share. Our company has a best effort underwriting commitment for such sale of equity and therefore cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting our activities and plan of operations.

     We intend to use the net proceeds from this offering to provide us with working capital to fund sales and marketing programs, to fund research and development of our software products, and to repay our outstanding indebtedness.

     We believe that cash flows from the note and warrant purchase agreements, the public offering, operations and our current cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months.

Quantitative and Qualitative Disclosures about Market Risk

     As of March 31, 2003, December 31, 2003 and March 31, 2004, we had cash of $4,621(cash overdraft of $5,408 and investments of $10,290); cash overdraft of $17,894 (cash overdraft of $27,956 and investments of $10,062); and cash overdraft of $11,689 respectively, which consisted of cash and highly liquid short-term investments with original maturities of three months or less at the date of purchase, which we hold solely for non-trading purposes. As of March 31, 2004, all investments were liquidated.

Recently Issued Accounting Pronouncements

     In July, 2002 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The Company has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. Our management has adopted this standard effective January 1, 2003, and the adoption of this standard is not expected to have a material impact on our consolidated results of operations or financial position, since we continue to use the intrinsic-value method of accounting for employee stock-based compensation as outlined in APB Opinion No. 25

     SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

     SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We believe the adoption of SFAS No. 150 will have no immediate impact on our financial position or results of operations.

     The FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of
Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

                      BUSINESS OF SKYPATH NETWORKS, INC.

General

     Skypath is a provider of mobile messaging software products, technology and services designed to connect employees and individuals to information from their mobile phones. Our primary products are the AutoCourier, which is being marketed, but is still undergoing continued development, and ActiveNet technologies that are designed to enable mobile phone users to send and receive data from their primary computer systems and networks. Such data includes, but is not limited to email, calendars, files and other attachments. We acquired the AutoCourier and ActiveNet technologies in the first quarter of 2004 and therefore, have had limited experience in marketing these technologies. The acquisition of the AutoCourier and ActiveNet, technologies resulted in a revised business plan and business direction. Most of our operations are conducted through our wholly-owned subsidiary Skypath RI, Inc.

Formation and Initial Business Plan

     We were formed in 2001 under the laws of Delaware but did not start operations until 2002. Our initial business plan was to operate as a Mobile Virtual Network Operator (MVNO), providing a variety of wireless communication services, including handheld messaging, application access, and transaction solutions. An MVNO is a mobile operator that does not own its own spectrum and usually does not have its own network infrastructure. Instead, MVNO's have business arrangements with traditional mobile operators to buy services for their customers. We began our operations by offering wireless data services, including device-to-device (2way) messaging, wireless e-mail and business forms and wireless transmission of machine originated data (telemetry). Our Internet protocol (IP) based wireless data network is utilized to service our customers. We also utilize the services and networks provided by various carriers and service providers to service our customers. We continue to service customers that signed for services when we were focusing on our MVNO business plan. We currently provide services to approximately 800 customers, most of which are located in New England.

     Our earlier plans included the development of a Skypath Portal which was to provide a means for MVNO customers to obtain online integrated billing: we have ceased development of this project.

     As  a  result  of  the   acquisition  of  the   AutoCourier  and  ActiveNet
technologies we are now focusing on developing a customer bases around such technologies.

Basic Market Information

     We acquired the AutoCourier and ActiveNet technologies in order to target the growing market of mobile phone users who desire to use their mobile phones for more than just vocal communications. Two sub-industries of the wireless communications industry are offering products and services designed to expand the functional use of mobile phones. First, there are a growing number of wireless service providers that market a variety of wireless data services allowing mobile phone users to send and receive data over the Internet. Second, in order for such wireless data services to be available, mobile phones must be specially equipped to allow users to send and receive data as well as vocal communications. Mobile phone manufacturers are selling phones capable of running Java programs. These phones are referred to as Java enabled mobile phones or J2ME phones. Java is the computer programming language developed by Sun Microsystems that is used to facilitate, among other things, development of software programs that can operate on mobile phones manufactured by different manufacturers.

     Our AutoCourier and ActiveNet technologies are Java based programs designed to facilitate mobile phone access to users home or work files using their J2ME phones and their wireless data services to securely send and receive email, contacts, calendar appointments and file attachments.

     Our AutoCourier product is intended to provide secure, synchronized, and easy-to-use access to corporate messaging systems such as Microsoft Exchange from existing Java (J2ME) enabled mobile phones.

     There are competing technologies which are available and which allow mobile users to access the Internet. However most of these technologies were not developed for J2ME phones but (i) utilize handheld personal device assistants ("PDA"), which are significantly more expensive than J2ME phones or (ii) require subscribers to use a WAP browser. (WAP stands for Wireless Applications Protocol.) Although WAP based technologies and browsers allow a mobile user to send and receive data over the Internet, it is slower than the AutoCourier technology.

     Our products are not dependent on a specific wireless provider, thereby allowing business to provide email access to their users who may be using different service providers for their mobile phone service. Since Java based programs may be used in a variety of mobile phones, our products are compatible with devices from Motorola, Nokia, Samsung, Sanyo, Siemens, Sony, Ericsson, and Toshiba.

     We license our products and services on a per-user basis for a monthly recurring fee directly to enterprises as well as hosted messaging (Microsoft Exchange and POP3) providers, who in turn offer email services to individuals and enterprises. In addition to our own direct sales activity, we also license our products indirectly through resellers and integrators. We offer services to our customers, reseller partners, and integration partners to assist in the deployment and support of our products.

Industry Information

     We believe that continued growth in mobile phone subscribers, growth on data enabled networks such as GSM/GPRS and CDMA (described below), and increasing demand for mobile access to email, will result in increased demand for our products.

     Mobile Technology Growth: GSM and CDMA predominate. Two wireless network standards are predominate in the wireless industry: GSM and CDMA. Of the estimated 1.3 billion mobile phone subscribers at the end of 2003, approximately 80% are running on GSM networks, with 16% running on CDMA networks. GSM is predominating in Europe & Asia. CDMA is more common in North America, Latin America, Korea, and China. In the US, Sprint and Verizon have CDMA based networks where as AT&T Wireless, Cingular and T-Mobile have GSM networks. In 2003 mobile phone sales totaled 520 million units. Gartner and Strategic Analytics forecast 2004 handset sales to reach 580 million and 585 million units, respectively.(3)

     Mobile Email will drive business growth of mobile data services. GSM and CDMA networks support the ability to transmit wireless data over the Internet. We believe that email will be the key driver of growth in mobile data services for businesses. According to a March 2004 In-StatMDR report(4), Future Cell
Phones: What to Expect, and When, checking e-mail ranks highest for what people would like to do beside make voice calls. In addition, checking and responding to e-mail topped the list of service respondents were most interested in using from a cell phone.

     Research released from Nokia in September of 2003(5) indicates that mobile email usage is set to grow 35% over the ensuing 18 months among businesses using mobile phones.

     In a July 2003 report(6), Mobile Data Solutions for Businesses: maximizing revenue and take-up, Analysys Research predicts that around 40% of people with a business mobile phone (21 million Europeans) will use mobile email in 2008, compared to less than 1% today. Over the same period, the annual mobile service revenue generated by email will increase from $41 million in 2003 to $2.4 billion in 2008.

     "Businesses have been slow to start using mobile networks for services other than voice," says Katrina Bond, lead author of the report, "but mobile email is set to lead the way as solutions to enable this valuable extension to existing person-to-person communications become more widespread."

     Analysys Research expects Western European businesses to be spending $6.8 billion across all mobile data services by 2008, up from $1.5 billion in 2003, and for small and medium-sized businesses to account for 78% of that spend.

--------------------------------
(3)  See http://news.com.com/2100-1039-5172137.html
(4)  See http://www.instat.com/r/nrep/2004/IN0401535WH.htm
(5)  See http://press.nokia.com/PR/200309/917293_5.html
(6)  See http://www.3g.co.uk/PR/July2003/5685.htm

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

     Java on mobile phones. The Java 2 Micro Edition, or J2ME, is a version of the Java programming language optimized for small devices such as mobile phones. With J2ME, Java programs can be run on a large number of mobile phones. According to a study by the ARC Group, growth is forecast from 442 million in 2004 to 1 billion J2ME compatible handhelds in 2006. Our AutoCourier solution is written for J2ME compatible devices.

     Today's Problems with Wireless Email. Today's mobile messaging services and technologies can generally be viewed in terms of ease-of-use versus the ability to deploy to large numbers of users. Wireless Application Protocol, or WAP, based mail solutions are easily deployed to a very large number of potential mobile users. WAP mail uses micro browsers on handsets to deliver email using WAP protocols. Some examples of these solutions include BinWan at DoCoMo, T-Zones My-Email at T-Mobile USA, or PCS Business Connection at Sprint, or Yahoo, Mobile Mail from Yahoo. Additionally, Microsoft Exchange 2003 Server provides a WAP interface to messaging as part of the functional capabilities of the product.

     WAP mail suffers from a number of significant usability challenges. Since it is browser based, WAP mail only works if users can get a network connection from their phone. The user experience is often difficult inasmuch as every time a user tries to view a new or previous message, they have to "contact" the network. Each contact can be several seconds (or more), making navigation frustrating. WAP solutions do not provide true end-to-end security. Breaks in the encryption (or WAP Gap) between the handset and the messaging server are viewed quite negatively by enterprise IT and security departments. Thus, WAP mail is often regarded as unusable by users and enterprises even though it is widely available.

     Wireless PDA's: too many vendors for too few devices. At the other end of the usability spectrum is a class of wireless email targeted at higher end devices such as Palm OS PDA's, Pocket PC PDA's, RIM BlackBerry devices, etc. These devices typically have significant processing and storage capability, so the user experience is enhanced by the presence of an email client that runs on the device. Usability is quite good on most of these devices, with online/offline access to messages, support for keyboards (i.e. BlackBerry, Good, Treo 180/300/600), and more recently, converged PDA devices which include phone features. The market for email solutions is quite crowded in this market segment. RIM, Seven, Visto, Extended Systems, Pumatech, Good, JP Mobile,
InfoWave and Microsoft are some of the vendors offering services on these devices. The RIM BlackBerry is one of the best known PDA. The wireless PDA segment remains very competitive as evidenced by the arrival of new devices such as the TREO 600 with software from a number of vendors.

     Although usability is high for wireless email on a PDA class device, the rate of adoption for PDA devices has been very low compared to the number of phone handsets. Approximately 520 million handsets were sold in 2003 compared to approximately 8 million handhelds. IDC recently reported a total of 2.3 million handheld devices sold in the third quarter of 2003.

     The barriers to adoption for PDA class wireless email include:

     o    High cost of devices (see below);
     o    High cost of the wireless email service (see below);

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

     o Complexity - wireless email involves a combination of installation of software on the device, installation of software on the user's desktop, installation of software behind a network security firewall, and in some cases, installation of software in a carrier network (a firewall is a system designed to prevent access from or to a computer network);
     o Converged devices tend to be viewed as great PDA's, but are not viewed as great phones; and
     o    PDA devices are viewed by many users as too bulky compared to phones.

     J2ME solutions are less costly than PDA solutions. By using J2ME enabled phones to access email, users can enjoy significant savings over wireless email from PDA class devices such as RIM BlackBerry, Pocket PC, or Palm. For a given wireless service provider, J2ME enabled devices are typically less than half the cost of PDA handheld devices. In some instances, J2ME phones can be purchased from online retailers where the rebate on the phone exceeds the retail purchase price.(7)

     Ongoing data costs for J2ME mobile phones are typically half the cost of data services for PDA class devices. Based on published pricing from US service providers as an example, BlackBerry service from T-Mobile is $40 per month whereas data service for a mobile phone (T-Zones) is only $10 per month. For Cingular, BlackBerry service is $35 per month for 3 megabytes of data. Overage charges for exceeding the BlackBerry data plan are $10 per megabyte. For mobile phones, Cingular data charges are $15 per month and the overage per megabyte is $5 per month. The use of a J2ME device for mobile email can save users over $200 per year in ongoing data service charges alone as compared to PDA class devices.

Our Mobile Communications Solutions

     Our  mobile  communications  solutions  are  based  on two  product  lines:
AutoCourier and ActiveNet.

     Our AutoCourier software product is intended to provide end-to-end secure, synchronized, and easy-to-use access to corporate messaging systems such as Microsoft Exchange from Java (J2ME) enabled mobile phones. Users avoid costs associated with deployment of expensive PDA class devices. Users have easy to use email without needing to use slower and cumbersome WAP browsers. We license use of our AutoCourier client software on a per-user basis with a recurring monthly fee (typically less than $10/month).

     Our ActiveNet software product is a suite of mobile enabling technology products that allow users to access the contents of email attachments and remote files without forcing the user to first download the entire file over the network to their device. For example, with ActiveNet, a dialup user can get a list of slides from a large Microsoft PowerPoint presentation, and then download a single slide from that presentation without having to download the whole file over the dialup connection. This saves the user time and thereby reduces the cost of the dialup connection.

------------------------------
(7) In April 2004, Amazon.com offers a Nokia 3600 on AT&T Wireless at a retail price of $200 with a rebate of $350. The price after the mail-in rebate resulted in the customer receiving $150 for signing a contract with AT&T Wireless.

     o ActiveNet enables remote access to the information content of files and attachments;
     o ActiveNet enables remote processing of files and attachments on behalf of mobile users; and
     o ActiveNet can be accessed from a wide variety of mobile devices and mobile environments.

We license our ActiveNet software to enterprises on a per user basis.

AutoCourier - Wireless Email on J2ME Mobile Phones

     AutoCourier is our mobile office software application that gives users access to their email, contacts and calendar from a Java enabled (J2ME) mobile phone. When enterprises use AutoCourier, an AutoCourier server is installed on their network behind their security firewall. Authorized users at the enterprise who have J2ME enable phones can download the AutoCourier software to their phone using the Internet over their wireless data connection. After the software is installed on their phone, the AutoCourier client synchronizes their mail, contacts, and calendar information to their phone.

     The AutoCourier client communicates over wireless networks and the Internet with an AutoCourier server which acts as a mobile e-mail gateway. AutoCourier brings and easy-to-use and easy-to-deploy access to messaging servers without the high cost of PDA based solutions.

     Depending on adequate capital, we anticipate the retail release of our AutoCourier product will be ready for delivery in the 3rd quarter of 2004. We also offer a product known as ActiveNet which facilitates a user's remote access to files and attachments. We are currently seeking prerelease pilot users of the AutoCourier software. As of May 16, 2004 we have signed up one customer for a paid pilot our AutoCourier product.

    AutoCourier gives      o     Synchronized access to Microsoft Exchange.
    the mobile user the          Changes on the phone are reflected on the
    ability to review and        server and the phone. (a server is a
    respond to                   computer on a network that manages network
    information as shown         resources. For example, a file server is a
    in the following             computer and storage device dedicated to
    table:Email Messages         storing files. Any user on the network can
                                 store files on the server.)
                           o     Messages can be saved locally on the phone.
                           o     Messages on the server can be searched online.
                           o     Mail from multiple POP servers is integrated
                                 into one inbox...replies to a message are sent using the correct user identity.
                           o     Compose, reply or forward even if out of
                                 network coverage. Messages get delivered when the network becomes available.

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

    Attachments            o     Access to attachment content as text from 40
                                 plus different attachment types such Word,
                                 PowerPoint, PDF, etc.
                           o     Attachments can be forwarded without
                                 downloading to the phone.
                           o     Attachments can be faxed/printed through the
                                 use of a forwarding mailbox.
    Contacts               o     Contacts can be saved locally on the phone
                                 for offline access.
                           o     Contacts on the server can be searched. For
                                 Exchange, contacts in the user's Contacts
                                 folder can be searched; contacts in the Global
                                 Address List (GAL) can be searched.
                           o     Contacts in MS Outlook with a "Mobile" category
                                 are automatically synchronized with the phone.
    Calendar               o     Create/edit calendar appointments online or
                                 offline
                           o     Synchronized access to calendar information on
                                 Microsoft Exchange servers.
                           o     Calendar items can be saved locally on the
                                 phone.
                           o     Calendar items on the server can be searched.

     AutoCourier - Easy to Use. Wide area wireless networks do not behave in the same way as in-office local area networks. Compared to an in-office LAN, wireless networks suffer from high cost, lower reliability, lower bandwidth, and higher latency. In addition, mobile phones have limited processor, storage, and screen resources. AutoCourier has built in ease-of-use functions to help users overcome the challenges of accessing email while using a mobile phone.

     AutoCourier - Easy to Deploy. A number of important features are incorporated within AutoCourier to make it easy to deploy. Enterprises can use an AutoCourier server to give their employees access to corporate E-mail (Microsoft Exchange and POP3) from a J2ME enabled phone. Hosted email providers who offer outsourced email access over the Internet can deploy an AutoCourier server to give their customers access to email from a J2ME enabled phone. Our AutoCourier software has several benefits which make it easy to deploy.

    Nothing to deploy in   o    AutoCourier does not require any additional
    the service provider        capital expenditure in wireless service
    network                     provider networks.

    Service Provider       o    The AutoCourier server can support devices
    Independence                running on many wireless service provider
                                networks simultaneously.
                           o    Leverages existing low-cost wireless data
                                plans.
                           o    Runs on off-the-shelf servers running
                                Microsoft Windows 2000/2003.

    Over-the-Air           o    There is nothing to install or support on
    Installation                user desktop or laptop computers.

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

                           o Software is installed Over-the-Air from the AutoCourier server initiated with an SMS(8) text message to the user's mobile phone.

    Minimal impact on      o    There is nothing to install on the
    messaging                   messaging server infrastructure.
    infrastructure         o    AutoCourier server uses access mechanisms
                                native to the messaging server.

ActiveNet - Mobile Enabling Technology

     Our ActiveNet software product is a suite of mobile enabling technologies with three major attributes:

     o ActiveNet enables remote access to the information content of files and attachments;
     o ActiveNet enables remote processing of files and attachment on behalf of mobile users; and
     o ActiveNet can be accessed from a wide variety of mobile devices and mobile environments.

     Enterprises use our ActiveNet server software on an off-the-shelf server running Microsoft Windows NT, or Microsoft Windows Server 2000/2003. Users access this server using our ActiveNet client software from a wide variety of devices and operating environments. We license our ActiveNet software on a per user basis.

     The ActiveNet saves users time by reducing the amount of network transmission required to get file content delivered to their mobile device. Skypath's AutoCourier product also leverages ActiveNet technology for remote email attachment processing. AutoCourier uses ActiveNet for viewing text from attachments, remote faxing attachments and remote printing attachements. In addition to AutoCourier these functions are available to other mobile and remote access environments.

     ActiveNet - Remote Access to Information Content. Our ActiveNet products allow users access the content of files and attachments without forcing the users to first download the entire file. For example, a remote user can access a single slide in a remote PowerPoint presentation without having to first download the entire file. Content can be downloaded in text format, or in native format if the device supports the native format. Viewing the text of a MS Office document can often reduce the amount of data transmitted over the network by 90% or more. This capability is provided through a software client known as an ActiveNet Remote Controller.

     Skypath has clients available for MS Windows, Pocket PC, Symbian, and RIM BlackBerry platforms. A web server may also act as a client to ActiveNet, enabling web-based access to ActiveNet functions.

---------------------------
(8) SMS stands for Short Messaging Service. Similar to paging, SMS is a service for sending short text messages to mobile phones.

     ActiveNet - Remote Processing Agents. ActiveNet has a server-side component which performs work on behalf of clients. The client tasks are performed by software agents which do work on behalf of user requests. Agents perform tasks such as:

     o    Remote Faxing an attachment;
     o    Remote Printing an attachment;
     o    Extracting text from an attachment;
     o    Forwarding a file to another user; and
     o    Extracting text from a web page.

     ActiveNet - Support for multiple access modes and devices. ActiveNet features can be accessed in a number of client and device environments. These are grouped into 6 major categories, or Companion Products as shown in the following table:

Category                     Application
--------------------------------------------------------------------------------

Conversion                   Companion Conversion of email  attachments to text,
                             remote access to partial attachment content, faxing and printing on devices such as RIM BlackBerry.

                             Functions are accessed by forwarding messages with an Act-on-Demand (AOD) command and arguments to an ActiveNet monitored mailbox.

Outlook Companion Remote access to attachments for MS Outlook users who access MS Exchange servers. Gives fast access to email and ends synchronization delays caused by large files.

Outlook Web Access (OWA)     Remotely control  attachments from web based access
Companion                    to  MS  Exchange (OWA).  Administrators  can  block
                             downloads of attachments to public computers and can allow HTML viewing of attachment content .

Pocket Outlook Companion     Remotely  control  attachments in POP3/IMAP4  email
and Internet Mail File       from  Pocket PC devices. Email  is downloaded  more
Companion                    quickly because  attachments  are removed  from the
                             message and replaced with a small pointer to the remote attachment.

                             Users can also browse the network neighborhood and remotely control files on corporate file servers.

File Companion for the Web   Users can  remotely control files on corporate file
                             servers using a web browser on any device.

Services Offered

     We provide a number of services to customers and partners in support of our software product business for AutoCourier and ActiveNet. We provide professional services across the product deployment life cycle including:

                  Pilot Deployments for Enterprises and Hosted Messaging Providers; Planning and Installation Services; Training for Customers & Partners; and Second & Third Level Technical Backup Support Services.

     Our product services are offered on either a time and materials basis, or on a fixed price basis.

          Hosted Wireless POP3 Access. We are providing hosted access to POP3 E-mail for AutoCourier users from our data center. For a recurring annual fee, users can access email from multiple POP3 servers using a single AutoCourier mailbox on their J2ME enabled phone. POP3 access is available on 64K and 100K Java enabled phones and includes support for access to attachment content from 40 different attachment types. Users subscribe for the service directly with us for a recurring monthly fee.

          Hosted Attachment Conversion. Hosted attachment conversion services are provided from our data center. Our attachment conversion service allows RIM BlackBerry users to access attachment content within email messages using our ActiveNet Conversion Companion. Users subscribe for the service directly with us for a recurring monthly fee.

Marketing Plan

     We sell our services indirectly through our channel partners, and directly through our in house sales force. We maintain sales offices at our headquarters in Rhode Island. We intend to increase the size of our sales organization and establish additional sales offices as needed.

     Our indirect channel partners include value added resellers, hosted e-mail providers, integrators and service providers (carriers). Partners range from resellers that sell & support our existing products utilizing their own sales resources to added value integrators who license product source code for inclusion in their own products. We attempt to develop customer leads through a lead development program that utilizes email, direct mail, and calling campaigns geared toward mid-tier and enterprise prospects. This program is conducted by an outside marketing firm.

     Strategic Marketing Direction. Our strategic marketing direction is focused initially on deployment of wireless email to mobile phone users, beginning with J2ME enabled phones. Our strategy relies heavily on our ability to complete our software product development efforts and our ability to develop effective partnerships and relationships.

     Tactical Sales and Marketing. We have focused our sales and marketing efforts on three main areas:

     o    Developing the existing ActiveNet client base;
     o    New Business Development Programs; and
     o    Channel Sales.

     Existing ActiveNet Client base. When we acquired the InfoClarus intellectual property, there was an existing customer base using the ActiveNet technology. We are developing this existing base in order to acquire additional maintenance revenues from license renewals from ActiveNet. We are also approaching these customers as potential users of our AutoCourier product.

     New Business Development Programs. Our new business development programs will include the following activities:

     o Relationship development with key wireless service providers, device manufacturers and hosted messaging providers;
     o    Visibility at key wireless events;
     o Focus on analyst relations with key analysts covering the wireless email market; and
     o    Development and expansion of a Skypath Partner Program.

     Channel Sales. We focus our selling efforts on indirect sales though our channel partners. We call on prospects directly and also built indirect channels that we believe will account for a significant portion of our business. We have begun recruiting channel sales partners in the following categories:

          Hosted Messaging Providers - A hosted messaging provider offers outsourced email hosting services to enterprises. Hosted messaging providers tend to provide email services on a per-user basis for a monthly fee. Hosted messaging providers can offer AutoCourier and/or ActiveNet features for an additional monthly fee. Currently, we have no hosted enterprise partners.

          Integration Partners - An integration partner will generally license our source code for integration into their solution. In some cases we will use integrators to bring our technology into other geographic markets. Currently, we have no integration partners.

          Reseller Partner - A Reseller Partner will generally close the business themselves, invoice the client, and provide second level support. Currently, we have one reseller partner which is Edoceo.

          Carriers,   or  Wireless  Service  Providers  have  large  numbers  of
          subscribers  which  can  be  a  source  of  AutoCourier   subscribers.
          Currently we have no carrier partners for AutoCourier.

     Our strategy is to generate the majority of our revenue through the indirect channel. We hope to eventually achieve 70% of our revenue through hosted enterprises, integrators, and resellers.

Competition

     We face competition from a number of different companies engaged in the wireless business on a number of possible fronts.

     Wireless email providers provide wireless email hardware and software solutions. Examples include Seven, Visto and Good. These companies could expand their wireless solutions into our market, or could develop J2ME versions of their products.

     Wireless  service  providers  such as Verizon,  Sprint,  AT&T  Wireless and
Vodaphone,   could  provide  our  competitors   alternate   solutions  to  their
subscribers, or could block traffic for our solution.

     Device manufacturers such as Nokia, Motorola, Qualcomm, Motorola, Sony, Ericsson and RIM, could develop and embed native phone operating system based solutions that are not subject to J2ME limitations on their devices. They could also develop devices that are more compelling than phones, or could alter the business landscape by releasing PDA solutions which are more cost effective than devices currently on the market.

     Messaging System Providers such as Microsoft (Exchange), IBM (Lotus Domino), AOL, and Yahoo could develop competing solutions directly tied to their messaging servers and release it at a price point unfavorable to our business.

     Large systems integrators such as HP and IBM, could develop services into our market or could adopt a competing solution for delivery to their large customer base.

     For a discussion of the possible effects that competition could have on our business, see "Risk Factors"--We face strong competition in our market, which could make it difficult for us to succeed."

Research and Development

     We believe that to compete favorably we must continue to invest in research and development of our products and services. Our research and development efforts focused primaily on bringing our AutoCourier product to market as well as improving and enhancing our existing product and service offerings and additionally developing new proprietary products and services. As of December 31, 2003, we employed two engineers and three consultants with expertise in software, web, database, internet security and quality assurance.

     We anticipate that we will be required to to invest approximately $300,000 in research and development for the completion of our AutoCourier software product.

Employees

     As of May 12, 2004, we had twelve full-time employees consisting of three in network operations, four in sales and marketing and eight in general and administrative. We consider our relationship with our employees to be good.

Facilities

     We lease approximately 5,000 square feet of space in our headquarters at 9 Thurber Boulevard, Smithfield, Rhode Island 02917 under a lease that expires in 2009. We also have sales and support offices consisting of approximately 500 square feet at 26 Park Street Suite 2000 Montclair, NJ 07042. We believe that our principal facility in Smithfield, Rhode Island will be adequate for our needs for at least the next several years, and we expect that additional facilities will be available in other jurisdictions to the extent we add new offices.

Intellectual Property

     We rely on a combination of trademark, trade secret laws and disclosure restrictions to protect our intellectual property rights. We also enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to documentation and other proprietary information. If a claim is asserted that we have infringed the intellectual property of a third party, we may be required to seek licenses to that technology. In addition, we license third-party technologies that are incorporated into our services. Licenses from third party technologies may not continue to be available to us at a reasonable cost, or at all. Additionally, the steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our services. If we fail to protect our proprietary rights adequately, our competitors could offer similar services, potentially significantly harming our competitive position and decreasing our revenues.

     In 2004 we acquired certain intellectual property from InfoClarus, Inc., which includes our AutoCourier and ActiveNet product lines. AutoCourier was not yet completed by InfoClarus. ActiveNet is a shipping product with a number of active customers.

Trademarks

     Skypath Networks and Design (R) are our U.S. registered trademarks.

                                  MANAGEMENT

     The following table sets forth the name, address, age and position of each officer and director of Skypath:

Name                       Age            Position
----                       ---            --------

David R. Paolo             36             CEO, Chairman, Director
Arthur Claudio             56             President, Director
Kevin Ethier               40             Chief Operating Officer, Director
Bradley Vogltance          28             Secretary, Director
Jay Gould                  43             Director
John Harwood               51             Director
Tsvi Gal                   43             Director

     Each director holds office until the next annual meeting of shareholders and until his or her successor is elected and qualified. Officers are appointed to service subject to the discretion of the Board of Directors. Background information concerning Skypath's officers and directors is as follows:

     David R. Paolo. David R. Paolo is our Chief Executive Officer, Chairman and founder. He has served in this position since our formation in 2002. From 1998 to 2002, Mr. Paolo was the chief executive Officer, Chairman and founder of Log On America, Inc. From 1992 to 1998, he served in the same positions for the predecessor of Log On America. Log On America was a publicly held company engaged in the internet access business (an internet service provider). Log On America filed a petition for reorganization under Chapter 11 of the US Bankruptcy Act in 2002. This proceeding was eventually converted to a Chapter 7 liquidation proceeding. From 1996 to 1998, he was the chairman of the NYNEX Advisory Board in Rhode Island. This advisory board was made up of local industry leaders that advised NYNEX (now named Verizon Communications, Inc.) relating to customer issues and technology issues affecting Rhode Island customers. Mr. Paolo attended Roger Williams University from 1986 to 1990.

     Arthur Claudio. Mr. Claudio was appointed as a director of Skypath in June 2003 and was appointed president of Skypath in December 2003. Mr. Claudio was employed by Merrill Lynch from 1997 to July 2003. He was a First Vice President and global Chief Technology Officer of Merrill Lynch's International Private Client Group from December 2001 to July 2003. He served as Merrill Lynch's Chief Technology Officer for Asia Pacific, Australia and Japan from May 1998 to December 2001. Mr. Claudio was employed at Banker's Trust Company from 1969 to 1988 and again from 1995 to 1997. From 1988 to August 1993, Mr. Claudio was employed as chief technology officer of the US based branches and offices of Caisse Nacional de Credit Agricole's, an international banking company based in France.

     Kevin Ethier. Mr. Ethier is the Chief Operations Officer and a Director of Skypath. He joined Skypath in 2002. His responsibilities at Skypath Networks include back and front office support systems, relative to billing, provisioning, customer relationship management (CRM), enterprise management support systems (EMS) and operations support systems. From 2000 to 2002, Mr. Ethier was Chief Information Officer for Aztec Technology Partners, Inc., which through its subsidiaries, was engaged in network design, implementation and system integration for various computer operating systems. From 1999 to 2000, Mr. Ethier was employed as Chief Information Officer for the Americas by Iona

Technologies, Inc., a software development company whose products included Orbix, Artix and various other systems. From 1997 to 1999, Mr. Ethier was employed by Compaq Computers. At Compaq Computers Mr. Ethier developed an Information Services organization for the Massachusetts division of Compaq Computers and he directed the operations of this organization. From 1990 to 1997, Mr. Ethier, as President and Founder, was employed by Ethier System Integration & Consulting/Blue Sky, Inc., a company engaged in full service internet provisions, including (i) network design, engineering and implementation, (ii) network and system administration (iii) lease line connectivity for LAN and WAN infrastructures and (iv) web design and web hosting. Mr. Ethier has earned a bachelor degree in Computer Science & Electrical Engineering and his MBA from Northeastern University.

     Bradley Vogltance. Mr. Vogltance is Corporate Secretary, Director of Interactive Technology and a director of Skypath. As Director of Interactive Technology at Skypath, Mr. Vogltance manges Skypath's website, billing platform, customer care services, customers web based intersection and other areas which interact with customers, vendors and others. He joined Skypath in November of 2002. His responsibilities at Skypath Networks include the oversight and development of web-based services, management of customer support, billing, and provisioning systems in relation to web hosting service. From 2000 to 2002, Mr. Vogltance was employed by Log On America.

     Jay Gould. Mr. Gould was appointed as a Director in June 2003. Mr. Gould is Senior Vice President, Global Transaction Services of Citigroup Financial Services. Mr. Gould has been employed by Citigroup since 1988. Mr. Gould's current responsibilities for Citigroup include global web engineering, application security engineering and technology infrastructure systems development. He has been involved in the development of corporate transaction banking systems and has designed several of the flagship products in Citigroup's portfolio of electronic banking systems. Mr. Gould is also on the Board of Advisors for Tradingear.com which is engaged in the development of technology solutions to facilitate online trading in financial services and other markets.

     John Harwood. Mr. Harwood was appointed as a director of Skypath in June 2003. Mr. Harwood has practiced law with the firm McKinnon and Harwood since 1978. He served in the Rhode Island House of Representatives from 1980 to 2002. He served as Speaker of the House from 1992 to 2002. Mr. Harwood earned his law degree from Boston College, his MBA from the University of Miami and his bachelor's degree from the University of Pennsylvania's Wharton School of Business.

     Tsvi Gal. Mr. Gal was appointed a director of Skypath Networks in September, 2003. He is, and has been since January 2002, the CIO of AOL Time Warner Music. From January 2000 to January 2002, Mr. Gali was the president of E-AT&T/ATT.com which is AT&T E-Business and E-Enablement arm. Mr. Gal has built and run IT organizations, serving in various capacities such as Chief Technology Officer, Chief Information Officer, and Senior Technology Leader at Merrill Lynch, ABN AMRO Bank, Bank of America, Wells Fargo & Company, and Marsh & McLennan. He built the first electronic banking solution over the Internet and has experience in electronic commerce, trading, payment, and presentation. In 2001, he was awarded the Einstein award for achievements in Science and Technology presented to him by the state of Israel president Mr. Moshe Katzav. Mr. Gal serves on the boards of directors of several public and private companies and on the Stanford University board of advisors. Mr. Gal has written two books and numerous articles, and is a popular speaker in industry conferences and think tanks. Mr. Gal is also an adjunct professor at Seton Hall

University. He has also served on the President's think tank on Internet and E-commerce and was an advisor to the G7 meetings of the global economy leaders.

Committees of the Board of Directors

     Our board of directors has an audit committee, a compensation committee and a mergers and acquisitions committee.

     The audit committee consists of Arthur Claudio, Jay Gould and Bradley Vogltance. The audit committee meets with management and our independent public accountants to determine the adequacy of our internal controls and other financial reporting matters and review related party transactions for potential conflict of interest situations. We do not have a "financial expert" on our audit committee as that term is defined in Item 401(e) of Regulation S-B as promulgated by the Securities and Exchange Commission. Skypath has had limited operations, has limited assets and has not yet been able to attract a "financial expert to its Board of Directors. It intends to continue to look for a qualified candidate for the Board of Directors that would be willing to serve as a director and as the financial expert member of our audit committee.

     The Compensation Committee consists of David Paolo, Kevin Ethier and John Harwood. The Compensation Committee reviews and recommends the compensation and benefits payable to our officers, reviews general policy matters relating to employee compensation and benefits and will administers our stock option plan when and if such a plan is adopted. The Mergers and Acquisitions Committee consists of David Paolo and Jay Gould. The Mergers and Acquisitions Committee will make preliminary evaluations of potential acquisition possibilities.

                             MANAGEMENT COMPENSATION

     The following table sets forth the aggregate compensation paid by Skypath for services rendered during the last three years to Skypath's Chief Executive Officer and to Skypath's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:

                         SUMMARY COMPENSATION TABLE

                                        Long Term Compensation

                           Annual Compensation          Awards       Payouts
                      ---------------------------- ----------------- -------- ---------
  (a)            (b)    (c)       (d)     (e)        (f)      (g)      (h)      (i)
                                         Other                                  All
Name and        Year                     Annual    Restrict  Option/  LTIP     Other
Principal       Ended   ($)       ($)    Compen-   Stock      SAR's  Payouts  Compensa-
Position        6/30  Salary(1)  Bonus   Sation($) Award($)   (#)      ($)     tion($)
---------------------------------------------------------------------------------------
David R. Paolo  2003  $ 75,616  $   -0-  $3,411     -0-       -0-     $ -0-    $- 0-
President       2002  $    -0-  $50,000     -0-     -0-       -0-       -0-      -0-
                2001       -0-      -0-     -0-     -0-       -0-       -0-      -0-

Skypath did not compensate its officers or directors in 2002 or 2001 except for forgiveness of notes as bonuses. Mr. Paolo purchased 5,000,000 shares of

Skypath's common stock in 2002 for $50,000. He delivered a promissory note to Skypath as payment for such shares. In 2002, this note was forgiven by Skypath and was deemed to be bonus compensation to Mr. Paolo.

Options Grants in Last Fiscal Year

     There were no grants of stock options made during the fiscal period ended December 31, 2003 to our executive officers.

Stock Options Held at End of Fiscal 2003

     No stock options or stock appreciation rights were owned by our officers and directors at December 31, 2003, the end of our last fiscal year.

Compensation of Directors

     We issued 50,000 shares of our common stock to each of our outside directors in consideration for their agreeing to become directors of Skypath. We do not currently compensate our directors for director services to Skypath or our subsidiary. We anticipate that more formal compensation arrangements with our directors will be finalized within the next fiscal year.

Employment Agreements

     We currently have employment agreements with the following:

     David R. Paolo. We entered into an employment agreement with David R. Paolo, our chief executive officer on November 2, 2002. No compensation under the employment agreement was paid or accrued during 2002. Compensation of $75,616 and $37,398 was accrued in 2003 and 2004, respectively. The agreement is for a term of six years. The agreement provides for a base salary of $150,000 for the first year, increasing by 10% each contract year thereafter. Skypath agrees during the term of this agreement, to allocate as bonus compensation in aggregate a total of ten-percent (10%) of the net income achieved year to year as determined by the annual final audited financial statements of Skypath. Employee at his option, may distribute a portion of this bonus compensation to others members of the executive management team. The agreement provides that Mr. Paolo is entitled to participate in a management incentive plan, a deferred compensation paid to a deferred compensation trust and a stock option plan. However, we have not adopted any of such plans or such trust as of the date of this prospectus. The agreement provides that Mr. Paolo will receive 4 weeks of paid vacation each year. The agreement also provides that Mr. Paolo is entitled to: (a) a car allowance of $900 per month, (b) a club membership expense allowance of $650 per month, the reasonable cost of premiums for a whole life insurance policy with a death benefit of one million dollars ($1,000,000), and
(d) if for any reason Mr. Paolo is not be covered by a health insurance policy of Skypath, a medical insurance coverage expense allowance of $800 per month. Mr. Paolo's employment agreement provides that in the event there is a "change of control" of Skypath, he is entitled to a change of control payment equal to 150% of his base salary for the remaining term of the agreement and for an additional five years.

     Arthur Claudio. We entered into an employee agreement with Arthur Claudio, our president on December 16, 2003. The agreement provides for an annual salary of $150,000 and a bonus which is yet to be determined. No salary is to be paid or accrued until the completion of Skypath's initial public offering. The agreement is for a term of one year.

     Kevin Ethier. We entered into an employment agreement with Kevin Ethier on November 1, 2002. No compensation was accrued or paid under this agreement during 2002. Compensation of $50,419 and $24,928 was accrued in 2003 and 2004, respectively. The agreement is for a term of two years, but is automatically extended for one month at the expiration of each month, unless either side provides notice otherwise. The agreement provides for a base salary of $100,000 for the first year, increasing by 10% each contract year thereafter. The agreement provides that Mr. Ethier is entitled to an annual bonus at the discretion of the compensation committee. The agreement provides that Mr. Ethier is entitled to participate in a management incentive plan, a deferred compensation paid to a deferred compensation trust and a stock option plan. However, we have not adopted any of such plans or such trust as of the date of this prospectus. The agreement provides that Mr. Ethier will receive 4 weeks of paid vacation each year. The agreement also provides that Mr. Ethier is entitled to: (a) a car allowance of $800 per month and (b) if for any reason Mr. Ethier is not covered by a health insurance policy of Skypath, a medical insurance coverage expense allowance of $800 per month. Mr. Ethier's employment agreement provides that in the event there is a "change of control" of Skypath, he is entitled to a change of control payment equal to 150% of his base salary for the remaining term of the agreement.

     Change of Control. For purposes of the employment agreements described above, change of control means:

     o the acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d), or any comparable successor provisions, of the Securities Exchange Act of 1934 (the "Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under  the  Act) of at  least  twenty  percent  (20%)  of  either  the outstanding shares of common stock or the combined voting power of Employer's then outstanding voting securities entitled to vote generally, or

     o the approval by the stockholders of Skypath of a reorganization, merger or consolidation, in which persons who were stockholders of Skypath immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the surviving corporation of such reorganization merger or consolidation, or a liquidation or dissolution of Employer or of the sale of all or substantially all of Employer's assets, or

     o    in  the  event  Skypath   terminates  the  employee  pursuant  to  the
          respective employment agreement for without cause, or

     o in the event any person shall be elected by the stockholders of Employer to the Board of Directors of Employer who shall not have been nominated for election by a majority of the Board of Directors of Employer or any duly appointed committee thereof.

Stock Option Plans and Other Incentive Compensation Plans

     We have not adopted any option plans or other incentive compensation plans as of the date of this Prospectus. We anticipate that our Board of Directors will, in the near future, adopt incentive compensation plans to provide rewards and incentives to our employees, directors and agents. We have not granted any options to any person as of the date of this Prospectus.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the beneficial ownership of Skypath common stock as of May 21, 2004, by each director and executive officer, all directors and officers as a group, and each person known to Skypath to beneficially own 5% or more of its outstanding common stock.

        Name and Address                                           Percentage
      of Beneficial Owner                       Shares Owned        Owned(1)
      -------------------                       ------------       ----------

      David R. Paolo (1)(2)                       5,305,000          62.26%

      DRP Family Trust (1)(2)                     3,000,000          35.21%

      Kevin Ethier (1)                              630,000           7.39%

      Bradley Vogltance (1)                         100,000           1.17%

      Jay Gould (1)                                  50,000            .59%

      Arthur Claudio (1)                            655,000           7.69%

      John Harwood(1)                                50,000            .59%

      Tsvi Gal (1)                                   80,000            .94%

      Hyacinth Resources, Inc. (3)                  950,000          11.15%
      2800 East Wild Mare Way
      Heber City, UT 84032

      All officers and Directors as a group       7,820,000          91.78%
     (8 persons)

      Total Shares of Common Stock Issued         8,520,912           100%

     1. The individuals named are officers and directors of Skypath and all addresses are c/o Skypath Networks, Inc., 9 Thurber Boulevard, Smithfield, RI 02917. The Trust is an affiliate of David R. Paolo and has the same address as Skypath.

     2. David R. Paolo, our chief executive officer owns 2,305,000 of these shares in his own name. The remaining 3,000,000 shares are owned of record by DRP Family Trust, which is an affiliate of Mr. Paolo. Accordingly, the 5,305,000 shares attributed to Mr. Paolo include the 3,000,000 shares attributed to the DRP Family Trust. The trustee of the Trust is Raymond E. Paolo, the father of David Paolo. The beneficiaries of the Trust are Kathleen Paolo, the wife of David Paolo and the minor children of David Paolo.

     3.   Hyacinth Resources, Inc. is owned by Douglas P. Morris.

                            DESCRIPTION OF SECURITIES

     We are authorized to issue up to 20,000,000 shares of common stock, $.001 par value and 5,000,000 shares of preferred stock, $.001 par value. As of May 21, 2004, there were 8,520,912 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding. The following is a summary of the material rights and privileges of our common stock and preferred stock.

Common Stock

     Subject to the rights of the holders of any preferred stock which may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. Except as disclosed herein, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

     Our Board of Directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by it. The Board of Directors is also authorized to fix and determine variations in the designations, preferences, and special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into common stock or other securities, redemption provisions and sinking fund provisions) between the preferred stock or any series thereof and the common stock. The shares of preferred stock or any series thereof may have full or limited voting powers or be without voting powers.

     Although we have no present intent to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

Authorized But Unissued Shares

     The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

     The General Corporation law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's articles of incorporation or bylaws, unless the corporation's Certificate of Incorporation or bylaws, as the case may be, require a greater percentage. Our Restated and Amended Certificate of Incorporation do not impose any supermajority vote requirements.

Warrants

     We have issued common stock purchase warrants to lenders in connection with a loan transaction. The total number of shares of common stock which may be issued upon the exercise of the warrants is 1,069,996. The warrants are exercisable at $.50 per share. The warrants expire in October 2005. The warrants may be exercised upon surrender of the certificate(s) thereof on or prior to the expiration or the redemption date at our offices with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to our order) of the full exercise price for the number of warrants being exercised. The Warrant Agreement contains provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events.

Transfer Agent

     Our   transfer   agent  is   Interwest   Transfer   Company,   Inc.,   1981
Murray-Holladay Road, Holladay, Utah 84117, telephone (801) 272-9294

Limitation of Liability and Indemnification of Directors and Officers

     Our Restated and Amended Certificate of Incorporation limit the liability of individual directors for specified breaches of their fiduciary duty. The effect of this provision is to eliminate the liability of directors for monetary damages arising out of their failure, through negligent or grossly negligent conduct, to satisfy their duty of care, which requires them to exercise informed business judgment. The liability of directors under the federal securities laws is not affected. A director may be liable for monetary damages only if a claimant can show receipt of financial benefit to which the director is not entitled, intentional infliction of harm on us or on our shareholders, a violation of the General Corporation law of the State of Delaware (dealing with unlawful distributions to shareholders effected by vote of directors), and any amended or successor provision thereto, or an intentional violation of criminal law.

     Our Restated and Amended Certificate of Incorporation also provide that we will indemnify each of our directors or officers, and their heirs, administrators, successors and assigns against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid or to be paid in settlement before or after suit is commenced, actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding, in which they, or any of them are made parties, or which may be asserted against them or any of them by reason of being, or having been, directors or officers of the corporation, except in relation to such matters in which the director or officer is adjudged to be liable for his or her own negligence or misconduct in the performance of his or her duty.

     We have also entered into indemnification agreements with our directors and our senior executive officers. Under these agreements, we have agreed to indemnify each of them for all expenses, judgments, fines and settlement amounts they actually and reasonably incur in connection with any proceeding, actual or threatened, to which they are party, relating to any action taken by them or their failure to take any action in their capacity as an officer or director. We have also agreed to advance these expenses if they provide us with written affirmation of their good faith belief that they have met the standard of conduct required under the General Corporation Law of the State of Delaware and other applicable law.

     There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification. We are also not aware of any other threatened litigation or proceeding that may result in a claim for such indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or controlling persons under our articles of incorporation, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Delaware Law

     We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person becomes an interested stockholder, unless:

     o our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

     o upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding stock not owned by the interested stockholder.

Section 203 defines a "business combination" to include:

     o    any  merger  or   consolidation   involving  us  and  the   interested
          stockholder;

     o    any  sale,  transfer,   pledge  or  other  disposition  involving  the
          interested stockholder of 10% or more of our assets;

     o in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

     o any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

     o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

     In general, Section 203 defines an "interested stockholder" as any person who, together with the person's affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of a corporation's voting stock.

Certificate of Incorporation and Bylaw Provisions

     Our restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Skypath. First, our board can issue up to 5,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. Second our bylaws provide that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. In addition, our bylaws provide that our board of directors may fix the number of directors by resolution. Third, our restated certificate of incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board.

     "Penny Stock" Rules May Make Buying Or Selling Our Common Stock Difficult. Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker-dealers to:

     o make a suitability determination prior to selling a penny stock to the purchaser;

     o    receive the purchaser's written consent to the transaction; and

     o    provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                             PLAN OF DISTRIBUTION

Shares Offered By Skypath Networks

     We are offering to sell, on a best efforts basis, up to 2,000,000 newly issued shares of our common stock at $1.00 per share. We have appointed ACAP Financial Inc. ("ACAP"), as our underwriter to sell up to 2,000,000 shares of common stock to the public on a "best efforts, all or none" basis for the first 500,000 shares and on a "best efforts" basis thereafter at the public offering price of $1.00 per share. There can be no assurance that any of these shares will be sold. If ACAP fails to sell a minimum of 500,000 of the offered shares within six months from the effective date of this Prospectus, the offering will be terminated and the subscription proceeds will be promptly refunded in full to subscribers, without interest thereon or any deductions therefrom.

     All subscription payments should be made payable to "Irwin Union Bank - Skypath Networks, Inc. - Escrow Account." All subscription payments will be deposited by noon of the business day following receipt and held in an escrow account at Irwin Union Bank, 224 South 200 West, Suite 100, Salt Lake City, Utah 84101, as escrow agent, pending the sale of a minimum of 500,000 shares within a six months period. The subscription proceeds will be withdrawn from the escrow account only for the purpose of purchasing the shares offered hereby, if a minimum of 500,000 shares offered hereunder are sold or for the purpose of refunding subscription payments to the subscribers.

     This offering will terminate not later than ______________, 2004.

     Subject to the sale of at least 500,000 shares, prior to the termination of this offering, we have agreed to pay to ACAP an Underwriting Commission of 10% of the total offering price ($.10 per share) or a minimum of $50,000 and a maximum of $200,000.

     We have agreed to pay to ACAP a non-accountable expense allowance of $10,000. ACAP's expenses, if any, which exceed the expense allowance, will be borne by ACAP. We will also pay for the expenses necessary to qualify the shares for sale in various states that the ACAP may designate.

     Officers and directors of Skypath may purchase shares offered by Skypath but are under no obligation to do so. Officers and directors may purchase shares for the sole purpose of assisting Skypath to achieve the minimum offering amount. However, Skypath will not sell more than 10% of the total shares sold in this offering to all officers and directors as a group. No officer or director has agreed to purchase any shares in the offering.

Underwriter's Shares

     Subject to the sale of at least 500,000 of the shares we are offering through ACAP, we have agreed to issue ACAP one share for every twenty shares sold in the offering.

Additional Matters

     ACAP may allow concessions to certain selected dealers who are members of the National Association of Securities Dealers, Inc., and that such dealers may reallow concessions to certain other dealers who are members of the National Association of Securities Dealers, Inc. The amount of such concessions will be determined through negotiations between ACAP and the selected dealers or such selected dealers and other dealers, as the case may be.

     We and ACAP have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933. We have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     Our management may provide ACAP with a list of certain persons, including our officers, directors and affiliates and others, whom our management believes may be interested in purchasing shares of our common stock in the offering. ACAP may sell the shares to such persons if such persons reside in a state where our common stock can be sold and where ACAP can sell the our shares. Such sales may be made for the express purpose of making sure that all shares offered hereby are sold. Any purchases made by officers, directors or affiliates will be for investment purposes and not for further distribution. ACAP will distribute the Shares according to ACAP's best business judgment and ACAP has no obligation to sell any of the Shares to any person. In no event will ACAP sell more than 10 percent of the Shares actually sold in the offering to our officers, directors or affiliates.

Selling Shareholders

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange market or trading facility on which our shares are traded or in private transactions. The selling shareholders who are not affiliates of Skypath will sell their shares at $1.00 per share until our shares are listed on the OTC Bulletin Board or other specified market, and thereafter, at prevailing market prices or at privately negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this Prospectus. The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     Notwithstanding anything else contained in this section to the contrary, those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of Skypath and will, during this offering, offer the shares at $1.00 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission.

     The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares

                             SELLING SHAREHOLDERS

     The following table details the name of each selling shareholders, the number of shares owned by the selling shareholder, and the number of shares that may be offered for resale under this Prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling shareholders. Except as indicated, none of the selling shareholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise indicated, the selling shareholders have sole voting and investment power with their respective shares. The selling shareholders will sell their shares at $1.00 per share until our securities are listed on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. Those selling shareholders that are officers, directors or 10% or greater shareholders are deemed to be affiliates of Skypath and will, during this offering, offer the shares at $1.00 per share. These affiliates may be deemed to be "underwriters" under the rules and regulations of the Securities and Exchange Commission.

                                 Number of                              Number of           Percentage of
                               Common shares                              Shares         Shares Beneficially
                             Beneficially Owned    Common Shares     Beneficially Owned      Owned After
Name of Selling Shareholder  Prior to Offering   Offered Hereby (1)  After Offering (1)      Offering (2)
---------------------------  ------------------  ------------------  ------------------  -------------------

Hyacinth Resources, Inc.            950,000           190,000              760,000              6.6%
Troika Capital, Inc. (3)            250,000            50,000              200,000              1.7%
David R. Paolo (4)                5,305,000           600,000            4,705,000             40.6%
John Tessitori                      100,000           100,000                    0               -0-
Arthur Claudio (4)                  655,000           200,000              455,000              3.9%
Anthony Catanni                      14,000            14,000                    0               -0-
Mario Cacchillo                      16,000            16,000                    0               -0-
Steven Condi                         10,000            10,000                    0               -0-
Zachaery Zammarelli                  10,000            10,000                    0               -0-
Bryan Berard                        100,000           100,000                    0               -0-
Tvsi Gal (4)                         80,000            30,000               50,000               .4%
Stephen D. Scharman (5)              80,000            80,000                    0               -0-
Robert Wong (5)                      21,332            21,332                    0               -0-
Michael Keeley (5)                   16,000            16,000                    0               -0-
Cory Powers, IRA (5)                 40,000            40,000                    0               -0-
Hazel Noe (5)                        21,332            21,332                    0               -0-
Michael Senglaub (5)                240,000           240,000                    0               -0-
Jeffrey Senglaub  (5)               120,000           120,000                    0               -0-
Chapman, Spira Carson (5)            21,332            21,332                    0               -0-
Garry Bolinger (5)                  320,000           320,000                    0               -0-
Phillip Bowers (5)                  150,000           150,000                    0               -0-
Gregory Claudio (5)                  40,000            40,000                    0               -0-
David Robert                         60,000            60,000                    0               -0-

Total                                               2,449,996

     (1) The selling shareholders may, but are not required to, sell shares in connection with this offering.

     (2) Assumes 11,590,908 shares are issued and outstanding following the offering consisting of (i) 8,520,912 currently issued, (ii) 2,000,000 shares offered by Skypath are sold in the offering, (iii) 100,000 shares are issued to the underwriter, and (iv) 1,069,996 shares are issued upon the exercise of outstanding warrants.

     (3) Troika Capital, Inc. is owned by Mark Scharmann.

     (4) These individuals have material relationships with Skypath. Mr. Paolo is the Chief Executive Officer and Chairman of Skypath. Mr. Claudio is the president and a director of Skypath, and Mr. Gal is a director of Skypath.

     (5) These shares are issuable upon the exercise of outstanding warrants. Such warrants are exercisable at $.50 per share.

                             CERTAIN TRANSACTIONS

     On May, 5, 2004, David Paolo, our CEO, converted accrued salary of $100,830 owed to him by Skypath into 305,000 shares of the Company's common stock.

     On May 5, 2004, Kevin Ethier, our chief operating officer, converted accrued salary in the amount of $75,343, into 230,000 shares of Skypath's common stock.

     On January 25, 2004, we borrowed $300,000 from our president Arthur Claudio. The loan is due in full on December 31, 2004. We use the loan proceeds to purchase the AutoCourier and ActiveNet intellectual properties. The loan is secured by these same assets. Interest accrues on the loan at the rate of eight percent per annum. If the loan is not paid when due or is otherwise deemed to be in default, interest accrues from that point forward at the rate of ten percent per annum. Additionally, in the event of default Skypath is obligated to issue 100,000 shares of its common stock to Mr. Claudio. Such shares will be issued as a default penalty and not as a repayment of the loan. On May 5, 2004, Arthur Claudio converted $100,000 of the $300,000 loan into 305,000 shares of Skypath's common stock.

     In 2003, we issued 50,000 shares of our common stock to each of our outside directors, Arthur Claudio, Jay Gould, Tsvi Gal and John Harwood. These shares were issued in consideration for each of these persons agreeing to serve as directors. These shares were valued at $.25 per share.

     In 2002, we issued 5,000,000 shares of our common stock to David Paolo our CEO and Chairman at a price of $.01 per share. Mr. Paolo subsequently transferred 3,000,000 of these shares to a family trust. These shares were issued in consideration of a promissory note. The promissory note was later deemed to be paid full in lieu of a cash bonus which was to be paid to Mr. Paolo.

     In 2002, we issued 100,000 shares of our common stock to Bradley Vogltance our secretary and a director of Skypath at a price of $.01 per share. These shares were issued in consideration of a promissory note. The promissory note was later deemed to be paid full in lieu of a cash bonus which was to be paid to Mr. Vogltance.

     In 2002, we issued 400,000 shares of our common stock to Kevin Ethier for $8,000, or $.02 per share.

     On December 15, 2002, David R. Paolo transferred certain equipment and $27,000 in cash and other assets to us and in consideration therefore, we issued him a promissory note in the amount of $102,000. The note is unsecured and bears interest at 9.25% per annum and is payable on demand. This loan was repaid in full in 2003.

                               LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings.

                       SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

     We currently have 8,520,912 shares of our common stock issued and outstanding, of which we have registered 1,380,000 pursuant to the registration statement of which this prospectus is a part. We also have warrants outstanding which entitle the holders to acquire a total of 1,069,996 shares of our common stock. All 1,069,996 warrants shares have been registered pursuant to the Registration Statement of which this prospectus is a part.

     All of the shares offered by Skypath and sold in this offering ( minimum of 500,000 and a maximum of 2,000,000 will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" of Skypath Networks, Inc., as that term is defined in Rule 144 under the Securities Act. The shares offered by the selling shareholders may be sold as described in the "Selling Shareholders" section of this prospectus. The remaining 7,140,912 shares of common stock outstanding are "restricted securities" under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

     In general, under Rule 144, a person who has owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o    1% of the number of shares of common stock then outstanding, or

     o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

     Sales under Rule 144 are also governed by manner of sale provisions and notice requirements and current public information about us must be available.

     Our outstanding shares were issued between October 2002 and July 2003 and therefore, may be sold, subject to compliance with all of the applicable provisions of Rule 144, commencing between October 2003 and August 2004.

     In addition, a person who is deemed not to have been our affiliate at any time during the three months preceding a sale by him or her and who has beneficially owned his or her shares for at least two years, may sell the shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements, or the availability of current information we refer to above.

                                    EXPERTS

     Our December 31, 2003 financial statements and schedules included in this prospectus and in the registration statement have been audited by Prescott, Chatellier, Fontaine & Wilkinson, LLP, CPA's, independent registered public accountants, to the extent and for the periods detailed in their report, and which appear in this prospectus and in the registration statement, and are included in reliance upon those report given as a result of the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Certain legal matters in connection with this offering have been passed upon for us by the law firm of Cohne, Rappaport & Segal, attorneys at law, 525 East 100 South, Fifth Floor, Salt Lake City, Utah, 84102.

                     WHERE YOU CAN FIND MORE INFORMATION

     In connection with the shares offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act with the SEC. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our shares, shares and warrants, and us you should refer to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits and schedules without charge at the Securities and Exchange Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC- 0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

     We intend to furnish our shareholders with annual reports containing financial statements audited by our independent certified public accountants.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of SKYPATH NETWORKS, INC.
(A Development Stage Company)

     We have audited the accompanying consolidated balance sheets of SKYPATH NETWORKS, INC. (a development stage company) as of December 31, 2003 and 2002 and the related consolidated statements of operations and loss accumulated in the development stage, stockholders' equity (deficiency) and cash flows for the year ended December 31, 2003, and for the periods October 1, 2002 (date of inception) to December 31, 2002, and October 1, 2002 (date of inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SKYPATH NETWORKS, INC. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the year ended December 31, 2003, October 1, 2002 (date of inception) to December 31, 2002, and October 1, 2002 (date of inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage as of December 31, 2003. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. As discussed in Note 15 to the financial statements, successful completion of the Company's development programs and, ultimately, the attainment of profitable operations are dependent upon future events, including obtaining adequate financing to fulfill its development activities, obtaining regulatory approval, and achieving a level of revenue adequate to support the Company's cost structure. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Prescott, Chantellier, Fontaine & Wilkinson, LLP

Providence, Rhode Island
May 5, 2004

                             SKYPATH NETWORKS, INC.
                         (A Development Stage Company)

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

--------------------------------------------------------------------------------

                                     ASSETS

                                                            2003         2002
Current assets:
  Accounts receivable, net of allowance for doubtful
   accounts of $3,000 in 2003 and $9,300 in 2002         $  14,351     $  39,353
  Accounts receivable - other                                6,919         3,179
  Inventory                                                  6,145
  Loan receivable - stockholder                              2,614
                                                         -----------------------
      Total current assets                                  30,029        42,532
                                                         -----------------------

Restricted marketable securities                            10,062         9,993
                                                         -----------------------

Property and equipment, at cost                             72,674        57,505
  Less:  accumulated depreciation                           15,529         2,959
                                                         -----------------------
      Net property and equipment                            57,145        54,546
                                                         -----------------------

Other assets:
  Deposits                                                     800
                                                         -----------------------
      Total other assets                                       800             -
                                                         -----------------------

      TOTAL ASSETS                                       $  98,036     $ 107,071
                                                         =======================








                                                                    (Continued)

                             SKYPATH NETWORKS, INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

--------------------------------------------------------------------------------

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                            2003          2002
                                                            ----          ----

Current liabilities:
  Cash overdraft                                         $  27,956     $  3,429
  Deferred revenue                                          14,286       23,454
  Accounts payable and accrued liabilities                 221,933       25,129
  Convertible notes payable                                 75,000
  Loan payable - stockholder                                             54,383
  Current portion of capital lease obligation                1,231
                                                         -----------------------
    Total current liabilities                              340,406      106,395
                                                         -----------------------

Long-term liabilities:
  Long-term portion of capital lease obligation              2,942            -
                                                         -----------------------

      TOTAL LIABILITIES                                    343,348      106,395
                                                         -----------------------

Commitments and contingencies

Stockholders' equity (deficiency):
  Preferred stock, no par value; 5,000,000 shares authorized
  Common stock, $.001 par value; 20,000,000 shares
    authorized; 7,320,912 issued and outstanding in
    2003 and 5,500,000 issued and outstanding in 2002        7,321        5,500
  Stock subscriptions receivable                          (139,000)     (39,000)
  Additional paid-in capital                               372,057       53,500
  Deficit accumulated during the development stage        (485,690)     (19,324)
                                                         -----------------------
    Total stockholders' equity (deficiency)               (245,312)         676
                                                         -----------------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
    (DEFICIENCY)                                         $  98,036     $107,071
                                                         =======================







  See notes to consolidated financial statements which are an integral part of these statements.

                                                                     (Concluded)

                            SKYPATH NETWORKS, INC.
                         (A Development Stage Company)

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                   LOSS ACCUMULATED IN THE DEVELOPMENT STAGE
                       YEAR ENDED DECEMBER 31, 2003 AND
         OCTOBER 1, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002 AND
            OCTOBER 1, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003

--------------------------------------------------------------------------------

                                                     October 1,      October 1,
                                                       2002            2002
                                                     (Date of        (Date of
                                    Year Ended       Inception)      Inception)
                                    December 31,     to December     to December
                                       2003           31, 2002         31, 2003
                                       ----             ----            ----

Net sales                           $ 210,593        $  59,810        $ 270,403

Cost of sales                          81,110           37,734          118,844
                                    --------------------------------------------

Gross profit                          129,483           22,076          151,559

Selling, general and
 administrative expense               594,897           43,269          638,166
                                    --------------------------------------------

Operating loss                       (465,414)         (21,193)        (486,607)
                                    --------------------------------------------

Other income (deductions):
  Interest income                       3,038            3,253            6,291
  Miscellaneous income                  1,587                             1,587
  Dividend income                         182                3              185
  Interest expense                     (5,759)          (1,387)          (7,146)
                                    --------------------------------------------
                                         (952)           1,869              917
                                    --------------------------------------------

Net loss                            $(466,366)       $ (19,324)       $(485,690)
                                    ============================================

Basic and fully diluted loss per
 common share                       $   (0.07)       $   (0.01)
                                    =============================

Accumulated loss, beginning of the
 period                             $ (19,324)

Net loss                            $ 466,366)       $ (19,324)       $(485,690)
                                    --------------------------------------------

Accumulated loss, end of the
 period                             $ 485,690)       $ (19,324)       $(485,690)
                                    ============================================


  See notes to consolidated financial statements which are an integral part of these statements.

                                                  SKYPATH NETWORKS, INC.
                                              (A Development Stage Company)

                          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                                             YEAR ENDED DECEMBER 31, 2003 AND
                               OCTOBER 1, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002 AND
                                 OCTOBER 1, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003

---------------------------------------------------------------------------------------------------------------------------
                                                                                                 Deficit
                                                                                               Accumulated
                                                                  Additional                    During the
                                           Common Stock            Paid-In         Stock       Development
                                        Shares        Amount       Capital      Subscriptions     Stage           Total
                                       ------------------------------------------------------------------------------------
Balance at inception (October 1, 2002)

Net loss                                                                                        $ (19,324)       $ (19,324)

Issuance of common stock               5,500,000     $5,500       $ 53,500                                          59,000

Stock subscriptions receivable                                                   $ (39,000)                        (39,000)
                                       -------------------------------------------------------------------------------------

Balance at December 31, 2002           5,500,000      5,500         53,500         (39,000)       (19,324)             676

Net loss                                                                                         (466,366)        (466,366)

Issuance of common stock               1,820,912      1,821        318,407                                         320,228

Warrants value                                                         150                                             150

Stock subscriptions settled                                                          8,000                           8,000

Stock subscriptions receivable                                                    (108,000)                       (108,000)
                                       -------------------------------------------------------------------------------------

Balance at December 31, 2003           7,320,912     $7,321       $372,057       $(139,000)     $(485,690)       $(245,312)
                                       =====================================================================================


  See notes to consolidated financial statements which are an integral part of these statements.

                             SKYPATH NETWORKS, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 2003 AND
                OCTOBER 1, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2002 AND
                  OCTOBER 1, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003

------------------------------------------------------------------------------------------------

                                                                October 1, 2002  October 1, 2002
                                                                  (Date of           (Date of
                                                 Year Ended       Inception)         Inception)
                                                 December 31,   to December 31,  to December 31,
                                                     2003           2002               2003
                                                     ----           ----               ----
Cash flows from operating activities:
  Net loss                                        $(466,366)      $(19,324)        $(485,690)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation                                   12,570          2,959            15,529
      (Increase) decrease in:
         Accounts receivable                         25,002        (39,353)          (14,351)
         Accounts receivable - other                 (3,740)        (3,179)           (6,919)
         Inventory                                   (6,145)                          (6,145)
         Deposits                                      (800)                            (800)
      Increase (decrease) in:
         Deferred revenue                            (9,168)        23,454            14,286
         Accounts payable and accrued liabilities   196,804         25,129           221,933
                                                  ----------------------------------------------
        Net cash used by operating activities      (251,843)       (10,314)         (262,157)
                                                  ----------------------------------------------
Cash flows from investing activities:
  Acquisition of property and equipment             (15,169)        (2,520)          (17,689)
  Purchases of investments                              (69)        (9,993)          (10,062)
                                                  ----------------------------------------------
        Net cash used for investing activities      (15,238)       (12,513)          (27,751)
                                                  ----------------------------------------------
Cash flows from financing activities:
  Borrowings (payments) on:
    Loan payable stockholder                        (56,997)          (602)          (57,599)
    Lease obligations                                 4,173                            4,173
  Proceeds from:
    Convertible notes payable                        75,000                           75,000
    Short-term financing                             24,527          3,429            27,956
    Common stock and contribution of capital        220,378         20,000           240,378
                                                  ----------------------------------------------
        Net cash provided by financing activities   267,081         22,827           289,908
                                                  ----------------------------------------------

Net increase in cash                                      -              -                  -

Cash, beginning of period                                 -              -                  -
                                                  ----------------------------------------------

Cash, end of period                               $       -       $      -           $      -
                                                  ==============================================

  See notes to consolidated financial statements which are an integral part of these statements.

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies

     Nature of Operations

          Skypath Networks, Inc. (Skypath), a Delaware Corporation located in Rhode Island, was incorporated August 2001. Skypath, a future provider of mobile messaging products, technology and services, began active operations during October 1, 2002. Skypath Networks, Inc. is a nationwide provider of various internet services and is currently developing mobile messaging products, technology and services designed to connect employees and individuals to information from mobile phones to their home or offices.

          During 2003, Skypath formed a wholly-owned subsidiary, Skypath Rhode Island, Inc. to engage in business operations from Skypath's corporate headquarters located in Rhode Island. The consolidated financial statements include the accounts of Skypath and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

     Cash and Cash Equivalents

          For the purpose of the statement of cash flows, Skypath considers all items with a maturity of three months or less to be cash equivalents.

     Accounts Receivable

          Skypath carries its accounts receivable at net realizable value. On a periodic basis, Skypath evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past bad debt and collections and current credit conditions.

          Skypath does not accrue interest on trade receivables. A receivable is considered past due if payment has not been received within stated terms. Skypath will then exhaust all methods in-house to collect the receivable before turning the account over for collection. Once all practical resources to collect the receivable have been utilized without success, the receivable is deemed uncollectible and charged to bad debt expense.

     Concentrations of Credit Risk

          Financial instruments that potentially subject Skypath to concentrations of credit risk consist principally of cash, cash equivalents and investments. Skypath maintains all cash deposits with financial institutions. The amounts on deposit in banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

          The amounts invested in mutual fund accounts are uninsured and subject to market fluctuations. Uninsured investments at December 31, 2003 and 2002 were $10,062 and $9,993, respectively.



                                                                     (CONTINUED)
--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies (Continued)

     Inventory

           Inventory is stated at lower-of-cost, first-in, first-out or market.

     Advertising

          Skypath follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the periods ended December 31, 2003 and 2002 was approximately $11,900 and $2,600, respectively.

     Research and Development

          Costs incurred in the research and development of wireless and mobile solution products and enhancements to existing products are expensed as incurred. As of December 31, 2003 and 2002, research and development expense was $7,400 and $0, respectively.

     Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Marketable Securities

          Marketable securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

     Income Taxes

          Skypath accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.




                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

1.   Summary of Significant Accounting Policies (Continued)

     Property and Equipment

          Property and equipment are recorded at cost. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is recorded in earnings. Maintenance and repairs are charged to expense when incurred. Depreciation is provided over the estimated useful lives of assets as follows:
                                                                Depreciation
                                                     Life          Method
                                                     ----          ------

            Computer software...............        3 years     Straight-line
            Equipment.......................        5 years     Straight-line
            Office furniture................        7 years     Straight-line

     Revenue Recognition

          Skypath recognizes revenue at the point of sale or as services have been performed and are billable. Revenues for internet services are billed in advance and are recorded as deferred revenue. Revenue is reclassed from deferred revenue and recognized once the internet service has been provided for the period specified within the sales agreement.

          Revenue for the sale of devices is recognized upon shipment of goods to customers. Allowances for sales returns and credit memos are recorded as a component of net sales in the period the allowances are recognized.

     Recently Issued Accounting Pronouncements

          In July, 2002 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. Skypath has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

          In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. Our management has adopted this standard effective January 1, 2003, and the adoption of this standard is not expected to have a material impact on our consolidated results of operations or financial position, since we continue to use the intrinsic-value method of accounting for employee stock-based compensation as outlined in APB Opinion No. 25.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Issued Accounting Pronouncements (Continued)

          SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

          SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We believe the adoption of SFAS No. 150 will have no immediate impact on our financial position or results of operations.

          The FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of Variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

     Reclassification

          Certain reclassifications have been made to Skypath's 2002 financial statements to conform to the 2003 presentation.

2.   DEVELOPMENT STAGE OPERATIONS

          Skypath focuses its initial and principal efforts on establishing resources and technology to become a provider of mobile message products, technology and services.

          While in the development stage, Skypath has been involved in selling, supporting, coordinating, funding and developing activities for this technology.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

3.   INVESTMENTS

            Investments as of December 31, 2003 are summarized as follows:

                                                                    Carrying
                                              Cost       Market       Value
                                              ----       ------       -----
            Smith Barney Adjustable Rate
              Income Fund Class L.......... $10,003     $10,062     $10,062
                                            ===============================

            Investments as of December 31, 2002 are summarized as follows:

                                                                    Carrying
                                              Cost       Market       Value
                                              ----       ------       -----
            Smith Barney Adjustable Rate
              Income Fund Class L.......... $10,003      $9,993      $9,993
                                            ===============================

4.   STOCK SUBSCRIPTIONS RECEIVABLE

          Stock subscriptions receivable represent various loans receivable from employees of Skypath and two investors issued in return for shares of common stock. As of December 31, 2003 and 2002, stock subscriptions receivable from Skypath employees included $31,000 and $39,000, respectively. A total of 3,100,000 shares of stock were issued for $.01 per share to the employees in October and November 2002. The notes from employees of Skypath are payable on demand within thirty days notice and are accruing interest at a rate of 9.25% annually. For the periods ended December 31, 2003 and 2002, interest in the amount of $6,135 and $3,179 was accrued on these notes receivable, respectively.

          Stock subscriptions receivable from two investors, Hyacinth Resources, Inc. and Troika Capital Investments, Inc., include $85,500 and $22,500 for December 31, 2003, respectively. The stock subscription agreements for Hyacinth Resources, Inc. and Troika Capital Investments, Inc. which were due November 1, 2003 have been extended to July 1, 2004. A total of 1,200,000 shares of stock were issued for $.10 per share to the two investors in July 2003. The notes from two investors, Hyacinth Resources, Inc. and Troika Capital Investments, Inc. do not accrue interest.

5.   PROPERTY AND EQUIPMENT

          A summary of property and equipment as of December 31, 2003 and 2002 are as follows:

                                                   2003           2002
                                                   ----           ----

      Software................................. $  2,852        $  2,520
      Computer equipment.......................   67,494          54,985
      Office furniture.........................    2,328
                                                -------------------------

          Total property and equipment......... $ 72,674         $57,505
                                                =========================


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

6.   LOAN RECEIVABLE - STOCKHOLDER

          Loan receivable - stockholder represents a loan receivable from the CEO to Skypath. The note is accruing interest at a rate of 9.25% annually. For the years ended December 31, 2003 and 2002, interest in the amount of $40 and $0 has been accrued on the outstanding balance, respectively.

7.   LOAN PAYABLE - STOCKHOLDER

          Loan payable - stockholder represents a loan payable to the CEO of Skypath in return for contributed fixed assets and initial working capital. The note is payable on demand within thirty days notice and accrued interest at a rate of 9.25% annually. As of December 31, 2002, the loan payable was $54,383. For the year ended December 31, 2002, $1,387 of interest was accrued on the outstanding balance.

8.   STOCKHOLDERS' EQUITY

          Skypath was originally incorporated with 1,500 shares of common stock authorized with a par value of $.001.

          During January 2003, Skypath exchanged 80,912 shares of its stock in exchange for rental payments totaling $20,228 through July 2003.

          On July 19, 2003, Skypath entered into an employment contract with a certain key employee. In return for services provided and in return for certain measures, 50,000 shares of stock were authorized to the employee but not issued.

          On July 21, 2003, Skypath appointed two individuals to the Board of Directors. In return for serving in their capacity on the Board of Directors, each individual was issued 50,000 shares of Skypath's stock as compensation at a fair market value of $12,500.

          On July 22, 2003, Skypath engaged in a 10,000 for 1 forward stock split and increased the number of shares of common stock authorized to 20,000,000. These statements have been prepared assuming that the split occurred at the date of inception.

          Also, on July 22, 2003, Skypath authorized a class of preferred stock consisting of 5,000,000 shares with no par value and issuable as deemed appropriate by Skypath's Board of Directors.

          On August 6, and September 15, 2003, Skypath appointed two individuals to the Board of Directors. In return for serving in their capacity on the Board of Directors, each individual was issued 50,000 shares of Skypath's stock as compensation at a fair market value of $12,500.

          On November 20, 2003, 60,000 shares of Skypath's stock were issued as compensation for accounting services at a fair market value of $15,000.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

9.   INCOME TAXES

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Skypath's net deferred tax asset balances are attributable to net operating loss carryforwards. At December 31, 2003, Skypath's deferred tax asset consisted of the following:

            Net operating loss carryfoward.................$ 485,700
            Valuation allowance............................ (485,700)
                                                           ----------
                Net deferred tax assets....................$       -
                                                           ----------

          Due to the degree of uncertainty related to the ultimate use of the loss carryforward, Skypath has fully reserved this tax benefit.

          The components of the income tax provision (benefit) consisted of the following for the year ended December 31, 2003, three months ended December 31, 2002, and the period from October 1, 2002 (date of inception) to December 31, 2003:

                                                          Three      October 1, 2002
                                             Year         Months       (Date of
                                             Ended        Ended       Inception) to
                                          December 31,  December 31,  December 31,
                                              2003         2002           2003
                                              ----         ----           ----
       Current.......................      $       0     $      0      $       0
       Deferred......................       (466,400)     (19,300)      (485,700)
                                           --------------------------------------
       Tentative tax provision (benefit)    (466,400)     (19,300)      (485,700)
       Change in valuation allowance.        466,400       19,300        485,700
                                           --------------------------------------
       Net income tax provision (benefit)  $       0     $      0      $       0
                                           ======================================

          Skypath has a net operating and economic loss carryforward of approximately $485,700 available to offset future federal and state taxable income through 2023 as follows:

         Year of Expiration                                     Amount
         ------------------                                     ------

               2022............................................$ 19,300
                                                               =========
               2023............................................$466,400
                                                               =========



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

10.  COMMITMENTS AND CONTINGENCIES

          Skypath leases its office space under a non-cancelable operating lease that expires January 31, 2006. In addition to the amount due for base rent, Skypath is responsible for additional rent charges for operating and common area expenses. Approximate future minimum rental payments as of December 31, 2003 under this lease are as follows:

                    Year Ending                                     Amount
                    -----------                                    ---------

                    December 31, 2004............................. $  60,900
                    December 31, 2005.............................    62,700
                    December 31, 2006.............................     5,200
                                                                   ---------

                         Total.................................... $ 128,800
                                                                   =========

          On November 20, 2003, Skypath entered into a capital lease agreement for computer equipment. The lease is for a 36-month term. The future minimum lease payments to be made under this lease agreement are as follows:

            Year ending December 31:
            -----------------------

              2004.............................................         $ 1,793
              2005.............................................           1,793
              2006.............................................           1,623
                                                                       --------
              Total minimum lease payments.....................           5,209
              Less:  Amounts of lease payments that represent interest   (1,036)
                                                                       --------
              Present value of future minimum capital lease payments      4,173
              Less:  Current obligations under capital lease...          (1,231)
                                                                       --------
              Long-term capital lease obligations..............         $ 2,942
                                                                       ========

          Interest expense incurred on the above noted computer equipment lease was $42 for the year ended December 31, 2003.

          Skypath  has   employment   contracts   with  certain  key  management
     personnel. These contracts require severance payments, up to six years salary, to these employees for termination without cause.

          Skypath has entered into an agreement with a credit card merchant whereby the merchant will provide certain processing services to Skypath. As set forth within the agreement, Skypath has reserved the amounts held as restricted marketable securities to satisfy this agreement. As of December 31, 2003 and 2002, restricted marketable securities were $10,062 and $9,993, respectively.

11.  SUPPLEMENTAL CASH FLOWS INFORMATION

          Cash payments for interest were $5,759 and $1,387 for the years ended December 31, 2003 and 2002, respectively.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

12.  PUBLIC OFFERING

          Currently, Skypath is in the process of engaging in a public stock offering of up to 2,000,000 shares of common stock at $1.00 per share. Skypath is offering on a "best efforts" basis a minimum of 500,000 shares and a maximum of 2,000,000 shares during the offering period. All funds will be held in escrow until at least 500,000 shares are sold. If 500,000 shares are sold within the offering period, which is six months from the effective date of the prospectus, there will be an initial closing of the sale of shares and the funds will be delivered to Skypath. If at least 500,000 shares are not sold within the offering period, all funds placed in escrow will be promptly returned to investors without interest or deduction. Following the initial closing of the sale of the minimum number of shares, the remaining shares will be offered until the offering period ends.

          In addition as part of the prospectus, shareholders are reselling up to 1,380,000 shares of common stock which includes 1,069,996 shares issuable upon the exercise of outstanding warrants. The warrant holders, upon the exercise of their warrants, will be issued a total of 1,069,996 shares of common stock at $.50 per share. The selling shareholders are not required to sell their shares of common stock. However, they may sell their shares either on the open market at market prices in ordinary broker transactions which may include commissions or in negotiated transactions. Skypath will not receive any proceeds from the sale of the selling shareholders common stock and will not pay any broker commissions in connection with the sale of common stock by selling shareholders.

13.  CONVERTIBLE NOTES PAYABLE

          On October 17, through December 9, 2003 proceeds of $75,000 have been raised by the sale of notes and warrants to various lenders. Terms of the note and warrant purchase agreements require the repayment of $75,000 plus 12% accrued interest. The maturity date of the notes is March 31, 2004. However, in the event Skypath receives offering proceeds of $500,000 prior to March 31, 2004, Skypath will use the proceeds to repay the notes in full. As additional consideration for the notes, Skypath is granting each purchaser a warrant to purchase one share of Skypath common stock. The various lenders were granted a total of 150,000 warrants at an exercisable price of $.50 a share. The exercise period is two years. As of December 31, 2003, no warrants were outstanding.

          The proceeds from the issuance of the note and warrant purchase agreements are $75,000. The portion of the proceeds allocated to the warrants is $150 and is credited to additional paid-in capital. The resulting discount on the debt will be expensed upon issuance due to its immateriality. The warrant's fair value was estimated using the Black-Scholes pricing model with the following assumptions: risk free interest rate of 4.205%; expected dividend yield of 0%; expected stock price volatility of 85%; expected life of warrant of 2 years.




                                                                     (CONTINUED)

--------------------------------------------------------------------------------
                                       73

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

14.  NET LOSS PER SHARE

          SFAS No. 128, Earnings Per Share (EPS), requires dual presentation of basic EPS and diluted EPS on the face of all income statements. Basic EPS is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options and warrants.

          In accordance with FAS-128, warrants to purchase 150,000 shares of common stock were not included in the calculation of diluted net loss per share for the year ended December 31, 2003 because they were antidilutive.

     The shares used in the computation are as follows:

                                       December, 31, 2003      December 31, 2002
                                       ------------------      -----------------

        Basic and Fully Diluted EPS...     6,601,894               3,465,217

15.  GOING CONCERN

          Skypath is in a developmental stage and is developing certain technologies, accumulating a customer base, and expecting to raise capital through a public stock offering. During this developmental stage Skypath has been experiencing recurring net losses that have resulted in cash overdrafts and a deficit accumulated within their stockholders' equity accounts. The ability of Skypath to continue as a going concern and finish their developmental stage is contingent upon the success of the development of the technology for which Skypath has based their service platform on, management's efforts to accumulate a strong customer base and control expenses to realize future income from operations and generate future cash flows, and the capability of Skypath to raise a large amount of capital via the stock offering.

16.  SUBSEQUENT EVENTs

          On January 2, 2004, Skypath entered into an employment contract for one year with a certain key employee. According to the contract, the employee's compensation will be $150,000 per year to be accrued from January 2, 2004 and paid once the public offering has been complete. The compensation will be increased 10% annually, plus such additional increases as may be approved by the Board of Directors or Skypath. The employment contract also includes an income performance based bonus, payable quarterly, which will consist of 10% of pre-taxed profits and other measures set forth in the 2004 management incentive plan. In addition, this employee received 100,000 shares of common stock at a fair market value of $20,000 on the effective date of the contract.




                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

16.  SUBSEQUENT EVENTs (Continued)

          On January 6, 2004 through January 9, 2004, proceeds of $35,000 have been raised by the sale of notes and warrants to lenders. Terms of the note and warrant purchase agreements require the repayment of $35,000 plus 12% accrued interest. The maturity date of the notes is March 31, 2004. As additional consideration for the notes, Skypath is granting each purchaser a warrant to purchase one share of Skypath common stock. The various lenders were granted a total of 110,000 warrants at an exercisable price of $.50 a share with an exercise period of two years.

          On January 16, 2004, Skypath entered into an agreement with Sherwood Partners, Inc., Assignee for the Benefit of Creditors of InfoClarus, Inc., to purchase AutoCourier and ActiveNet assets and products including source code and product information contained in the electronic files and databases contained on AutoCourier disks as well as software licenses and tools imbedded in the products for $300,000.

          AutoCourier is a mobile office software application that gives users the access to review and respond to their email, contacts and calendar from a mobile phone. ActiveNet is a suite of mobile enabling technologies that enables remote access and processing of files and attachments from a wide variety of mobile devices and mobile environments. AutoCourier uses ActiveNet for viewing text from attachments, remote faxing attachments and remote printing attachments.

          On January 25, 2004, Skypath entered into a note payable agreement with Arthur Claudio, an officer and director of Skypath. The principal amount of the note is $300,000. Interest accrues daily on the unpaid balance at a rate of 8% per annum. The proceeds from this note were used to purchase AutoCourier and ActiveNet assets and products mentioned above. The maturity date of this note is December 31, 2004. However, in the event Skypath receives offering proceeds of $2,000,000 prior to December 31, 2004, Skypath will use the proceeds to repay the note in full. See Note 12 for more information regarding the public offering. As consideration for this note payable agreement, Arthur Claudio received 100,000 shares of common stock at a fair market value of $20,000.

          On February 1, 2004, Skypath entered into a rental agreement for office space in New Jersey. The lease is for a twelve-month term commencing on February 1, 2004 and ending February 1, 2005. Approximate rental payments as of December 31, 2004 and 2005 under this lease are $10,901 and $991, respectively.

          On March 2, 2004, Skypath appointed a company representative. In return for his services, Skypath issued 100,000 shares of Skypath stock as compensation at a fair market value of $20,000.

          On March 15, 2004, proceeds of $20,000 have been raised by the sale of a note and warrants to a lender. Terms of the note and warrant purchase agreement requires the repayment of $20,000 plus 12% accrued interest. The maturity date of the note is December 31, 2004. However, in the event Skypath receives offering proceeds of $500,000 prior to December 31, 2004, Skypath will use the proceeds to repay the note in full. See Note 12 for more information regarding the public offering. As additional consideration for the notes, Skypath is granting the purchaser a warrant to purchase one share of Skypath common stock. The lender was granted a total of 40,000 warrants at an exercisable price of $.50 a share with an exercise period of two years.

                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

16.  SUBSEQUENT EVENTs (Continued)

          Also on March 15, 2004, Skypath entered into a note payable agreement with an investor. The principal amount of the note is $30,000. Interest accrues daily on the unpaid balance at a rate of 9.25% per annum. The maturity date of the note is December 31, 2006.

          On March 31, 2004, the notes payable for warrants dated from October 17, 2003 through January 9, 2004 in the amount of $110,000 matured. No payments have been made on these notes, therefore, Skypath was in default under the loan agreements. However, as of April 1, 2004 Skypath is in the process of extending the maturity date of each of these notes until August 1, 2004. As part of the extension agreement, Skypath will renegotiate the amount of warrants as additional compensation. Per the extension agreement, for each warrant granted in the original agreement, an additional warrant was to be granted for each month in which the loan remains unpaid from April 1, 2004 through August 1, 2004. If the notes are not paid until August 1, 2004 Skypath would issue as additional consideration 1,100,000 warrants. However, Skypath expects the notes to be repaid in June 2004, which would result in additional consideration of 880,000 warrants to be granted. Each warrant grants the lender the right to purchase one share of Skypath common stock exercisable at $.50 a share for a period of two years from the warrant date. The interest rate of 12% remains the same. Also, in the event Skypath receives offering proceeds of $500,000 prior to August 1, 2004, Skypath will use the proceeds to repay the notes in full. See Note 12 for more information regarding the public offering.

          On April 2, 2004, Skypath entered into an agreement with a consultant to identify business opportunities. Skypath issued 60,000 shares of common stock to the consultant as compensation for services provided. The fair market value of the 60,000 shares issued was $12,000. In addition, as part of the agreement, the consultant may earn additional shares based on revenues resulting in business opportunities closed.

          On April 15, 2004 proceeds of $75,000 have been raised by the sale of a note and warrants to a lender. Terms of the note and warrant purchase agreement requires the repayment of $75,000 plus 12% accrued interest. The maturity date of the note is October 31, 2004. However, in the event Skypath receives offering proceeds of $500,000 prior to October 31, 2004, Skypath will use the proceeds to repay the note in full. See Note 12 for more information regarding the public offering. As additional consideration for the note, Skypath is granting the purchaser a warrant to purchase one share of Skypath common stock. The lender was granted a total of 150,000 warrants at an exercisable price of $.50 a share. The exercise period is two years.

          On April 26, 2004, Skypath entered into a rental agreement for office space in Smithfield, Rhode Island. The lease is for a 62-month term commencing on June 1, 2004 and ending on July 31, 2009. Approximate future minimum rental payments as of December 31, 2004 through December 31, 2009 under this lease are as follows:

                    Year Ending:                                     Amount
                    -----------                                      ------

                    December 31, 2004............................. $  30,208
                    December 31, 2005.............................    74,584
                    December 31, 2006.............................    78,541
                    December 31, 2007.............................    80,000
                    December 31, 2008 and thereafter..............   129,167
                                                                   ---------

                         Total.................................... $ 392,500
                                                                   =========

                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

16.  SUBSEQUENT EVENTs (Continued)

          On May 3, 2004, Skypath entered into a letter agreement with 300 Metro Center, LLC to terminate the operating lease for office space in Warwick, Rhode Island. See Note 10 for details of this lease. The termination date of the lease is May 15, 2004. Per the letter agreement, Skypath's security deposit of $5,000 will be retained by 300 Metro Center, LLC. In addition, on or before October 31, 2004, Skypath will pay $11,000 to 300 Metro Center, LLC for rent payments and other amounts or charges due and outstanding under the lease through the termination date of May 15, 2004.

          On May 5, 2004, Skypath issued 535,000 shares of common stock to officers and shareholders of Skypath as settlement of accrued salary of $188,356 and loan receivable - stockholder of $12,183 which were the balances as of March 31, 2004. Also, on May 5, 2004, Skypath issued 305,000 shares of common stock as a $100,000 payment on a note payable to an officer and director. See Note 16 for details on the $300,000 note payable agreement with an officer and director of Skypath.

          As of June 1, 2004, Skypath will relocate the office headquarters to the new office space in Smithfield, Rhode Island.














                                                                     (CONCLUDED)

--------------------------------------------------------------------------------

                             SKYPATH NETWORKS, INC.
                         (A Development Stage Company)

                          CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2004 AND DECEMBER 31, 2003

--------------------------------------------------------------------------------

                                     ASSETS
                                                 (Unaudited)        December 31,
                                                March 31, 2004         2003
                                                --------------         ----
Current assets:
  Accounts receivable, net of allowance for
     doubtful accounts of $740 in 2004 and
     $3,000 in 2003                               $    19,259       $    14,351
  Accounts receivable - other                           7,644             6,919
  Inventory                                             6,145             6,145
  Loan receivable - stockholder                        12,183             2,614
                                               ---------------------------------
      Total current assets                             45,231            30,029
                                               ---------------------------------

Restricted marketable securities                            -            10,062
                                               ---------------------------------

Property and equipment, at cost                       372,674            72,674
  Less:  accumulated depreciation                      29,224            15,529
                                               ---------------------------------
      Net property and equipment                      343,450            57,145
                                               ---------------------------------

Other assets:
 Deposits                                               1,791               800
                                               ---------------------------------
      Total other assets                                1,791               800
                                               ---------------------------------

      TOTAL ASSETS                               $    390,472       $    98,036
                                               =================================








                                                                     (CONTINUED)
--------------------------------------------------------------------------------

                             SKYPATH NETWORKS, INC.
                         (A Development Stage Company)

                          CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2004 AND DECEMBER 31, 2003

--------------------------------------------------------------------------------

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                    (Unaudited)
                                                     March 31,      December 31,
                                                       2004             2003
                                                       ----             ----

Current liabilities:
   Cash overdraft                                   $  11,689        $  27,956
  Deferred revenue                                     19,080           14,286
  Accounts payable and accrued liabilities            346,025          221,933
  Convertible notes payable                           130,000           75,000
  Notes payable                                       330,000                -
  Current portion of capital lease obligation           1,280            1,231
                                                    ----------------------------
    Total current liabilities                         838,074          340,406
                                                    ----------------------------

Long-term liabilities:
  Long-term portion of capital lease obligation         2,603            2,942
                                                    ----------------------------

      TOTAL LIABILITIES                               840,677          343,348
                                                    ----------------------------

Commitments and contingencies

Stockholders' equity (deficiency):
  Preferred stock, no par value; 5,000,000 shares
   authorized
  Common stock, $.001 par value; 20,000,000 shares
   authorized;
    7,620,912 issued and outstanding as of March 31,
    2004 and 7,320,912 issued and outstanding as of
    December 31, 2003                                   7,621            7,321

  Stock subscriptions receivable                     (139,000)        (139,000)
  Additional paid-in capital                          431,867          372,057
  Deficit accumulated during the development stage   (750,693)        (485,690)
                                                    ----------------------------
    Total stockholders' equity (deficiency)          (450,205)        (245,312)
                                                    ----------------------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
      (DEFICIENCY)                                  $ 390,472        $  98,036
                                                    ============================



              SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS WHICH
                    ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                                     (CONCLUDED)
--------------------------------------------------------------------------------

                             SKYPATH NETWORKS, INC.
                         (A Development Stage Company)

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND
                   LOSS ACCUMULATED IN THE DEVELOPMENT STAGE
                 THREE MONTHS ENDED MARCH 31, 2004 AND 2003 AND
           PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO MARCH 31, 2004

--------------------------------------------------------------------------------


                                                                    Period From
                                                       Three        Inception
                                     Three Months     Months        (October 1,
                                        Ended          Ended           2002)
                                      March 31,      March 31,      to March 31,
                                         2004          2003            2004
                                     ------------    ---------      ------------

Net sales                            $    45,683      $ 47,245       $  316,086

Cost of sales                              6,596        42,286          125,440
                                     -------------------------------------------

Gross profit                              39,087         4,959          190,646

Selling, general and
 administrative expense                  297,412        35,298          935,578
                                     -------------------------------------------

Operating loss                          (258,325)      (30,339)        (744,932)
                                     -------------------------------------------

Other income (deductions):
  Interest income                            716           778            7,007
  Miscellaneous income                       242         3,275            1,829
  Dividend income                             32            56              217
  Interest expense                        (7,668)       (1,214)         (14,814)
                                     -------------------------------------------
      Total                               (6,678)        2,895           (5,761)
                                     -------------------------------------------

Net loss                             $  (265,003)     $(27,444)      $ (750,693)
                                     ===========================================

Basic and fully diluted loss per
 common share                        $     (0.04)     $  (0.00)
                                     ===========================

Accumulated loss, beginning of the
 period                              $  (485,690)     $(19,324)               -

Net loss                                (265,003)      (27,444)        (750,693)
                                     -------------------------------------------

Accumulated loss, end of the
 period                              $  (750,693)     $(46,768)      $ (750,693)
                                     ===========================================

              SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS WHICH
                    ARE AN INTEGRAL PART OF THESE STATEMENTS.

--------------------------------------------------------------------------------

                                            SKYPATH NETWORKS, INC.
                                        (A Development Stage Company)

                    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                                THREE MONTHS ENDED MARCH 31, 2004 AND 2003 AND
                          PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO MARCH 31, 2004

----------------------------------------------------------------------------------------------------------------
                                                                                        Deficit
                                                                                      Accumulated
                                                            Additional                  During the
                                           Common Stock      Paid-In       Stock       Development
                                         Shares     Amount   Capital    Subscriptions     Stage         Total
                                         ------     ------   -------    ------------- ------------      -----
Balance at inception (October 1, 2002)

Net loss                                                                                $ (19,324)    $ (19,324)
Issuance of common stock                5,500,000   $5,500   $ 53,500                                    59,000
Stock subscriptions receivable                                           $(39,000)                      (39,000)
                                        ------------------------------------------------------------------------
Balance at December 31, 2002            5,500,000    5,500     53,500     (39,000)        (19,324)          676

Net loss                                                                                  (27,444)      (27,444)
Issuance of common stock                   80,912       81     20,147                                    20,228
Stock subscriptions settled                                                 8,000                         8,000
                                        ------------------------------------------------------------------------
Balance at March 31, 2003               5,580,912    5,581     73,647     (31,000)        (46,768)        1,460

Net loss                                                                                 (438,922)     (438,922)
Issuance of common stock                1,740,000    1,740    298,260                                   300,000
Warrants value                                                    150                                       150
Stock subscriptions receivable                                           (108,000)                     (108,000)
                                        ------------------------------------------------------------------------
Balance at December 31, 2003            7,320,912    7,321    372,057    (139,000)       (485,690)     (245,312)

Net loss                                                                                 (265,003)     (265,003)
Issuance of common stock                  300,000      300     59,700                                    60,000
Warrants value                                                    110                                       110
                                       -------------------------------------------------------------------------

Balance at March 31, 2003               7,620,912   $7,621   $431,867   $(139,000)      $(750,693)    $(450,205)
                                       =========================================================================

        SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

----------------------------------------------------------------------------------------------------------------

                               SKYPATH NETWORKS, INC.
                            (A Development Stage Company)

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                         THREE MONTHS ENDED MARCH 31, 2004 AND 2003 AND
                   PERIOD FROM INCEPTION (OCTOBER 1, 2002) TO MARCH 31, 2004

------------------------------------------------------------------------------------------------

                                                                                    Period From
                                                                                     Inception,
                                                                                    (October 1,
                                                   Three Months     Three Months        2002)
                                                       Ended            Ended       to March 31,
                                                  March 31, 2004   March 31, 2003       2004
                                                  --------------   --------------       ----
Cash flows from operating activities:
  Net loss                                        $    (265,003)   $     (27,444)   $  (750,693)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation                                       13,696            2,987         29,225
      (Increase) decrease in:
         Accounts receivable                             (4,908)          21,103        (19,259)
         Accounts receivable - other                       (725)               -         (7,644)
         Inventory                                            -                -         (6,145)
         Deposits                                          (991)                         (1,791)
         Prepaid rent                                         -          (10,048)             -
      Increase (decrease) in:
         Deferred revenue                                 4,794            7,323         19,080
         Accounts payable and accrued liabilities       124,092          (14,715)       346,025
                                                  ----------------------------------------------
        Net cash used by operating activities          (129,045)         (20,794)      (391,202)
                                                  ----------------------------------------------
Cash flows from investing activities:
  Acquisition of property and equipment                (300,000)          (2,328)      (317,689)
  Purchases of investments                                    -              (36)       (10,062)
                                                  ----------------------------------------------
        Net cash used for investing activities         (300,000)          (2,364)      (327,751)
                                                  ----------------------------------------------
Cash flows from financing activities:
  Borrowings (payments) on:
    Lease obligations                                      (290)               -          3,883
    Loan payable stockholder                             (9,571)             981        (67,170)
    Short-term financing                                 (6,205)           1,979         21,751
  Proceeds from:
    Notes payable                                       330,000                -        330,000
    Convertible notes payable                            55,000                -        130,000
    Common stock and contribution of capital             60,111           20,198        300,489
                                                  ----------------------------------------------
        Net cash provided by financing activities       429,045           23,158        718,953
                                                  ----------------------------------------------

Net increase in cash                                          -                -              -

Cash, beginning of period                                     -                -              -
                                                  -----------------------------------------------

Cash, end of period                                           -                -              -
                                                  ===============================================

     SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                              Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                             March 31, 2004 and 2003

--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations

          Skypath Networks, Inc. (Skypath), a Delaware Corporation located in Rhode Island, was incorporated August 2001. Skypath, a future provider of mobile messaging products, technology and services, began active operations during October 1, 2002. Skypath Networks, Inc. is a nationwide provider of various internet services and is currently developing mobile messaging products, technology and services designed to connect employees and individuals to information from mobile phones to their home or offices.

          During 2003, Skypath formed a wholly-owned subsidiary, Skypath Rhode Island, Inc. to engage in business operations from Skypath's corporate headquarters located in Rhode Island. The consolidated financial statements include the accounts of Skypath and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated.

     Cash and Cash Equivalents

          For the purpose of the statement of cash flows, Skypath considers all items with a maturity of three months or less to be cash equivalents.

     Accounts Receivable

          Skypath carries its accounts receivable at net realizable value. On a periodic basis, Skypath evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past bad debt and collections and current credit conditions.

          Skypath does not accrue interest on trade receivables. A receivable is considered past due if payment has not been received within stated terms. Skypath will then exhaust all methods in-house to collect the receivable before turning the account over for collection. Once all practical resources to collect the receivable have been utilized without success, the receivable is deemed uncollectible and charged to bad debt expense.

     Concentrations of Credit Risk

          Financial instruments that potentially subject Skypath to concentrations of credit risk consist principally of cash, cash equivalents and investments. Skypath maintains all cash deposits with financial institutions. The amounts on deposit in banks are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.

          The amounts invested in mutual fund accounts are uninsured and subject to market fluctuations. Uninsured investments at March 31, 2004 and 2003 were $0 and $10,062, respectively.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                             March 31, 2004 and 2003

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Inventory

          Inventory is stated at lower-of-cost, first-in, first-out or market.

      Advertising

          Skypath follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the periods ended March 31, 2004 and 2003 was approximately $70 and $7,693, respectively.

     Research and Development

          Costs incurred in the research and development of wireless and mobile solution products and enhancements to existing products are expensed as incurred. As of March 31, 2004 and 2003, research and development expense was $11,418 and $0, respectively.

     Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Marketable Securities

          Marketable securities are classified as "available-for-sale" as defined by SFAS 115. In accordance with that statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

     Income Taxes

          Skypath accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Basis of Presentation

          The financial information included herein is unaudited; however, the information reflects all adjustments that are, in the opinion of management, necessary to a fair presentation of the financial position, results of operations, stockholders' deficit, and cash flows for the interim periods.

                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                             March 31, 2004 and 2003

--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Property and Equipment

          Property and equipment are recorded at cost. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is recorded in earnings. Maintenance and repairs are charged to expense when incurred. Depreciation is provided over the estimated useful lives of assets as follows:

                                                                  Depreciation
                                                    Life             Method
                                                    ----             ------

            Computer software...............        3 years     Straight-line
            Equipment.......................        5 years     Straight-line
            Office furniture................        7 years     Straight-line

     Revenue Recognition

          Skypath recognizes revenue at the point of sale or as services have been performed and are billable. Revenues for internet services are billed in advance and are recorded as deferred revenue. Revenue is reclassed from deferred revenue and recognized once the internet service has been provided for the period specified within the sales agreement.

          Revenue for the sale of devices is recognized upon shipment of goods to customers. Allowances for sales returns and credit memos are recorded as a component of net sales in the period the allowances are recognized.

     Recently Issued Accounting Pronouncements

          In July, 2002 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. Skypath has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

          In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. Our management has adopted this standard effective January 1, 2003, and the adoption of this standard is not expected to have a material impact on our consolidated results of operations or financial position, since we continue to use the intrinsic-value method of accounting for employee stock-based compensation as outlined in APB Opinion No. 25.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                             March 31, 2004 and 2003

--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Issued Accounting Pronouncements (Continued)

          SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

          SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We believe the adoption of SFAS No. 150 will have no immediate impact on our financial position or results of operations.

          The FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of Variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

     Reclassification

          Certain reclassifications have been made to Skypath's 2003 financial statements to conform to the 2004 presentation.

2.   DEVELOPMENT STAGE OPERATIONS

          Skypath focuses its initial and principal efforts on establishing resources and technology to become a provider of mobile message products, technology and services.

          While in the development stage, Skypath has been involved in selling, supporting, coordinating, funding and developing activities for this technology.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                             March 31, 2004 and 2003

--------------------------------------------------------------------------------

3.   INVESTMENTS

            Investments as of March 31, 2004 are summarized as follows:

                                                                    Carrying
                                              Cost       Market       Value
                                              ----       ------       -----
            Smith Barney Adjustable Rate
              Income Fund Class L...........     $0          $0          $0
                                                 ==========================

            Investments as of March 31, 2003 are summarized as follows:

                                                                    Carrying
                                              Cost       Market       Value
                                              ----       ------       -----
            Smith Barney Adjustable Rate
              Income Fund Class L........... $10,003     $10,029     $10,029
                                             ===============================

4.   STOCK SUBSCRIPTIONS RECEIVABLE

          Stock subscriptions receivable represent various loans receivable from employees of Skypath and two investors issued in return for shares of common stock in their names. As of March 31, 2004 and 2003, stock subscriptions receivable from Skypath employees included $31,000, respectively. A total of 3,100,000 shares of stock were issued for $.01 per share to the employees in October and November 2002. The notes from employees of Skypath are payable on demand within thirty days notice and are accruing interest at a rate of 9.25% annually. For the periods ended March 31, 2004 and 2003, interest in the amount of $741 was accrued on these notes receivable, respectively.

          Stock subscriptions receivable from two investors, Hyacinth Resources, Inc. and Troika Capital Investments, Inc., include $85,500 and $22,500 for March 31, 2004, respectively as well as December 31, 2003. The stock subscription agreements for Hyacinth Resources, Inc. and Troika Capital Investments, Inc. were due November 1, 2003 have been extended to July 1, 2004. A total of 1,200,000 shares of stock were issued for $.10 per share to the two investors in July 2003. The notes from two investors, Hyacinth Resources, Inc. and Troika Capital Investments, Inc. do not accrue interest.

5.   PROPERTY AND EQUIPMENT

          A summary of property and equipment as of March 31, 2004 and 2003 are as follows:

                                                   2004           2003
                                                   ----           ----

      Software................................. $302,852        $  2,520
      Computer equipment.......................   67,494          54,985
      Office furniture.........................    2,328           2,328
                                                ------------------------
          Total property and equipment......... $372,674        $ 59,833
                                                ========================

                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                             March 31, 2004 and 2003

--------------------------------------------------------------------------------

6.   LOAN RECEIVABLE - STOCKHOLDER

          Loan receivable - stockholder represents a loan receivable from the CEO to Skypath. The note is accruing interest at a rate of 9.25% annually. For the three months ended March 31, 2004 and 2003, the loan receivable was $12,183 and $0, respectively. Also, for the three months ended March 31, 2004 and 2003, interest in the amount of $256 and $0 has been accrued on the outstanding balance, respectively.

7.   LOAN PAYABLE - STOCKHOLDER

          Loan payable - stockholder represents a loan payable to the CEO of Skypath in return for contributed fixed assets and initial working capital. The note is payable on demand within thirty days notice and accrued interest at a rate of 9.25% annually. For the three months ended March 31, 2003, the loan payable was $46,916. Also, for the three months ended March 31, 2003, interest in the amount of $1,214 has been accrued on the outstanding balance.

8.   STOCKHOLDERS' EQUITY

          Skypath was originally incorporated with 1,500 shares of common stock authorized with a par value of $.001.

          During January 2003, Skypath exchanged 80,912 shares of its stock in exchange for rental payments totaling $20,228 through July 2003.

          On July 19, 2003, Skypath entered into an employment contract with a certain key employee. In return for services provided and in return for certain measures, 50,000 shares of stock were authorized to the employee but not issued.

          On July 21, 2003, Skypath appointed two individuals to the Board of Directors. In return for serving in their capacity on the Board of Directors, each individual was issued 50,000 shares of Skypath's stock as compensation at a fair market value of $12,500.

          On July 22, 2003, Skypath engaged in a 10,000 for 1 forward stock split and increased the number of shares of common stock authorized to 20,000,000. These statements have been prepared assuming that the split occurred at the date of inception.

          Also, on July 22, 2003, Skypath authorized a class of preferred stock consisting of 5,000,000 shares with no par value and issuable as deemed appropriate by Skypath's Board of Directors.

          On August 6, and September 15, 2003, Skypath appointed two individuals to the Board of Directors. In return for serving in their capacity on the Board of Directors, each individual was issued 50,000 shares of Skypath's stock as compensation at a fair market value of $12,500.


                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                             March 31, 2004 and 2003

--------------------------------------------------------------------------------

8.   STOCKHOLDERS' EQUITY (Continued)

          On November 20, 2003, 60,000 shares of Skypath's stock were issued as compensation for accounting services at a fair market value of $15,000.

          On January 2, 2004, as part of an employment contract entered into with a certain employee, Skypath issued 100,000 shares of common stock at a fair market value of $20,000 on the effective date of the contract. See
     Note 10 for details on the employment contract.

          On January 6, 2004, as part of the note payable agreement with Arthur Claudio, an officer and director of Skypath, Skypath issued 100,000 shares of common stock to Arthur Claudio. The shares were issued as consideration for a note payable agreement. The fair market value of the shares issued was $20,000. See Note 13 for details on the note payable agreement.

          On March 2, 2004, Skypath appointed a company representative. In return for his services, Skypath issued 100,000 shares of Skypath stock as compensation at a fair market value of $20,000.

9.   INCOME TAXES

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Skypath's net deferred tax asset balances are attributable to net operating loss carryforwards. At December 31, 2003, Skypath's deferred tax asset consisted of the following:

            Net operating loss carryfoward.................$  485,700
            Valuation allowance............................  (485,700)
                                                            ---------
                Net deferred tax assets....................$        -
                                                            ---------

          Due to the degree of uncertainty related to the ultimate use of the loss carryforward, Skypath has fully reserved this tax benefit.

          The components of the income tax provision (benefit) consisted of the following for the year ended December 31, 2003, three months ended December 31, 2002, and the period from October 1, 2002 (date of inception) to December 31, 2003:

                                                          Three      October 1, 2002
                                              Year       Months         (Date of
                                              Ended       Ended       Inception) to
                                          December 31,  December 31,  December 31,
                                               2003       2002            2003
                                               ----       ----            ----
       Current.......................     $         0  $         0    $         0
       Deferred......................        (466,400)     (19,300)      (485,700)
                                          ------------------------------------------
       Tentative tax provision (benefit)     (466,400)     (19,300)      (485,700)
       Change in valuation allowance.         466,400       19,300        485,700
                                          ------------------------------------------
       Net income tax provision (benefit) $         0  $         0    $         0

                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                      March 31, 2004 and December 31, 2003

--------------------------------------------------------------------------------

9.   INCOME TAXES (Continued)

          Skypath has a net operating and economic loss carryforward of approximately $485,700 available to offset future federal and state taxable income through 2023 as follows:

         Year of Expiration                                     Amount

               2022............................................$  19,300
                                                               =========
               2023............................................$ 466,400
                                                               =========

          The net operating loss (NOL)  carryforward  for the three months ended
     March  31,  2004  is  expected  to  increase   the  NOL   carryforward   by
     approximately $265,000 which expires in the year 2024.

10.  COMMITMENTS AND CONTINGENCIES

          Skypath leases its office space under a non-cancelable operating lease that expires January 31, 2006. In addition to the amount due for base rent, Skypath is responsible for additional rent charges for operating and common area expenses. Approximate future minimum rental payments as of March 31, 2004 under this lease are as follows:

                    Year Ending                                     Amount

                    March 31, 2005................................ $ 61,350
                    March 31, 2006................................   52,225
                                                                   ---------

                          Total................................... $113,575
                                                                   =========

          On November 20, 2003, Skypath entered into a capital lease agreement for computer equipment. The lease is for a 36-month term. The future minimum lease payments to be made under this lease agreement are as follows:

            Year ending March 31:

              2005.............................................         $ 1,793
              2006.............................................           1,793
              2007.............................................           1,175
                                                                        --------
              Total minimum lease payments.....................           4,761
              Less:  Amounts of lease payments that represent interest     (878)
                                                                        --------
              Present value of future minimum capital lease payments      3,883
              Less:  Current obligations under capital lease...          (1,280)
                                                                        --------
              Long-term capital lease obligations..............         $ 2,603
                                                                        ========

          Interest expense incurred on the above noted computer equipment lease was $158 for the three months ended March 31, 2004.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                      March 31, 2004 and December 31, 2003

--------------------------------------------------------------------------------

10.  COMMITMENTS AND CONTINGENCIES (Continued)

          Skypath  has   employment   contracts   with  certain  key  management
     personnel. These contracts require severance payments, up to six years salary, to these employees for termination without cause.

          Skypath has entered into an agreement with a credit card merchant whereby the merchant will provide certain processing services to Skypath. As set forth within the agreement, Skypath has reserved the amounts held as restricted marketable securities to satisfy this agreement. As of March 31, 2003, restricted marketable securities were $10,062. As of March 31, 2004 the agreement with the credit card merchant has expired and the restricted marketable securities were liquidated.

          On January 2, 2004, Skypath entered into an employment contract for one year with a certain key employee. According to the contract, the employee's compensation will be $150,000 per year to be accrued from January 2, 2004 and paid once the public offering has been complete. The compensation will be increased 10% annually, plus such additional increases as may be approved by the Board of Directors or Skypath. The employment contract also includes an income performance based bonus, payable quarterly, which will consist of 10% of pre-taxed profits and other measures set forth in the 2004 management incentive plan. In addition, this employee received 100,000 shares of common stock at a fair market value of $20,000 on the effective date of the contract.

          On February 1, 2004, Skypath entered into a rental agreement for office space in New Jersey. The lease is for a twelve-month term commencing on February 1, 2004 and ending February 1, 2005. Approximate rental payments as of March 31, 2005 under this lease is $9,910.

11.  SUPPLEMENTAL CASH FLOWS INFORMATION

          Cash payments for interest were $7,668 and $1,214 for the three months ended March 31, 2004 and 2003, respectively.

12.  PUBLIC OFFERING

          Currently, Skypath is in the process of engaging in a public stock offering of up to 2,000,000 shares of common stock at $1.00 per share. Skypath is offering on a "best efforts" basis a minimum of 500,000 shares and a maximum of 2,000,000 shares during the offering period. All funds will be held in escrow until at least 500,000 shares are sold. If 500,000 shares are sold within the offering period, which is six months from the effective date of the prospectus, there will be an initial closing of the sale of shares and the funds will be delivered to Skypath. If at least 500,000 shares are not sold within the offering period, all funds placed in escrow will be promptly returned to investors without interest or deduction. Following the initial closing of the sale of the minimum number of shares, the remaining shares will be offered until the offering period ends.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                      March 31, 2004 and December 31, 2003

--------------------------------------------------------------------------------

12.  PUBLIC OFFERING (Continued)

          In addition as part of the prospectus, shareholders are reselling up to 1,380,000 shares of common stock which includes 1,069,996 shares issuable upon the exercise of outstanding warrants. The warrant holders, upon the exercise of their warrants, will be issued a total of 1,069,996 shares of common stock at $.50 per share. The selling shareholders are not required to sell their shares of common stock. However, they may sell their shares either on the open market at market prices in ordinary broker transactions which may include commissions or in negotiated transactions. Skypath will not receive any proceeds from the sale of the selling shareholders common stock and will not pay any broker commissions in connection with the sale of common stock by selling shareholders.

13.  NOTES PAYABLE

          On January 16, 2004, Skypath entered into an agreement with Sherwood Partners, Inc., Assignee for the Benefit of Creditors of InfoClarus, Inc., to purchase AutoCourier and ActiveNet assets and products including source code and product information contained in the electronic files and databases contained on AutoCourier disks as well as software licenses and tools imbedded in the products for $300,000.

          AutoCourier is a mobile office software application that gives users the access to review and respond to their email, contacts and calendar from a mobile phone. ActiveNet is a suite of mobile enabling technologies that enables remote access and processing of files and attachments from a wide variety of mobile devices and mobile environments. AutoCourier uses ActiveNet for viewing text from attachments, remote faxing attachments and remote printing attachments.

          On January 25, 2004, Skypath entered into a note payable agreement with Arthur Claudio, an officer and director of Skypath. The principal amount of the note is $300,000. Interest accrues daily on the unpaid balance at a rate of 8% per annum. The proceeds from this note were used to purchase AutoCourier and ActiveNet assets and products mentioned above. The maturity date of this note is December 31, 2004. However, in the event Skypath receives offering proceeds of $2,000,000 prior to December 31, 2004, Skypath will use the proceeds to repay the note in full. As consideration for this note payable agreement, Arthur Claudio received 100,000 shares of common stock at a fair market value of $20,000.

          On March 15, 2004, Skypath entered into a note payable agreement with an investor. The principal amount of the note is $30,000. Interest accrues daily on the unpaid balance at a rate of 9.25% per annum. The maturity date of the note is December 31, 2006.

14.  CONVERTIBLE NOTES PAYABLE

          On October 17, through January 9, 2004 proceeds of $110,000 have been raised by the sale of notes and warrants to various lenders. Terms of the note and warrant purchase agreements require the repayment of $110,000 plus 12% accrued interest. The maturity date of the notes was March 31, 2004. However, in the event Skypath receives offering proceeds of $500,000 prior to March 31, 2004, Skypath will use the proceeds to repay the notes in full. As additional consideration for the notes, Skypath is granting each purchaser a warrant to purchase one share of Skypath common stock. The various lenders were granted a total of 220,000 warrants at an exercisable price of $.50 a share with an exercise period of two years. As of March 31, 2004, no warrants were outstanding.
                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                      March 31, 2004 and December 31, 2003

--------------------------------------------------------------------------------

14.  CONVERTIBLE NOTES PAYABLE (Continued)

          In addition, on March 15, 2004 proceeds of $20,000 have been raised by the sale of a note and warrant to a lender. Terms of the note and warrant purchase agreement requires the repayment of $20,000 plus 12% accrued interest. The maturity date of the note is December 31, 2004. However, in the event Skypath receives offering proceeds of $500,000 prior to December 31, 2004, Skypath will use the proceeds to repay the note in full. See Note 12 for more information regarding the public offering. As additional consideration for the note, Skypath is granting the purchaser a warrant to purchase one share of Skypath common stock. The lender was granted a total of 40,000 warrants at an exercisable price of $.50 a share with an exercise period of two years. As of March 31, 2004, no warrants were outstanding.

          The proceeds from the issuance of the note and warrant purchase agreements are $110,000. The portion of the proceeds allocated to the warrants is $110 and is credited to additional paid-in capital. The resulting discount on the debt will be expensed upon issuance due to its immateriality. The warrant's fair value was estimated using the Black-Scholes pricing model with the following assumptions: risk free interest rate of 4.205%; expected dividend yield of 0%; expected stock price volatility of 85%; expected life of warrant of 2.

          On March 31, 2004, the notes payable for warrants dated from October 17, 2003 through January 9, 2004 in the amount of $110,000 matured. No payments have been made on these notes, therefore, Skypath was in default under the loan agreements. However, as of April 1, 2004 Skypath is in the process of extending the maturity date of each of these notes until August 1, 2004. As part of the extension agreement, Skypath will renegotiate the amount of warrants as additional compensation. Per the extension agreement, an additional warrant to purchase shares for each month in which the loan remains unpaid from April 1, 2004 through August 1, 2004. If the notes are not paid until August 1, 2004, Skypath would issue as additional consideration 1,100,000 warrants. However, Skypath expects the notes to be repaid in June 2004, which would result in additional consideration of 880,000 warrants to be granted. Each warrant grants the lender the right to purchase one share of Skypath common stock exercisable at $.50 a share for a period of two years from the warrant date. The interest rate of 12% remains the same. Also, in the event Skypath receives offering proceeds of $500,000 prior to August 1, 2004, Skypath will use the proceeds to repay the notes in full. See Note 12 for more information regarding the public offering.

15.  NET LOSS PER SHARE

          SFAS No. 128, Earnings Per Share (EPS), requires dual presentation of basic EPS and diluted EPS on the face of all income statements. Basic EPS is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options and warrants.

          In accordance with FAS-128, warrants to purchase 260,000 shares of common stock were not included in the calculation of diluted net loss per share as of March 31, 2004 and 2003 because they were antidilutive.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                      March 31, 2004 and December 31, 2003

--------------------------------------------------------------------------------

15.  NET LOSS PER SHARE (Continued)

       The shares used in the computation are as follows:

                                           March 31, 2004        March 31, 2003

          Basic and fully diluted EPS...    7,523,110              5,574,619

16.  GOING CONCERN

          Skypath is in a developmental stage and is developing certain technologies, accumulating a customer base, and expecting to raise capital through a public stock offering. During this developmental stage Skypath has been experiencing recurring net losses that have resulted in cash overdrafts and a deficit accumulated within their stockholders' equity accounts. The ability of Skypath to continue as a going concern and finish their developmental stage is contingent upon the success of the development of the technology for which Skypath has based their service platform on, management's efforts to accumulate a strong customer base and control expenses to realize future income from operations and generate future cash flows, and the capability of Skypath to raise a large amount of capital via the stock offering.

17.  SUBSEQUENT EVENTS

          On April 2, 2004, Skypath entered into an agreement with a consultant to identify business opportunities. Skypath issued 60,000 shares of common stock to the consultant as compensation for services provided. The fair market value of the 60,000 shares issued was $12,000. In addition, as part of the agreement, the consultant may earn additional shares based on revenues resulting in business opportunities closed.

          On April 15, 2004 proceeds of $75,000 have been raised by the sale of a note and warrants to a lender. Terms of the note and warrant purchase agreement requires the repayment of $75,000 plus 12% accrued interest. The maturity date of the note is October 31, 2004. However, in the event Skypath receives offering proceeds of $500,000 prior to October 31, 2004, Skypath will use the proceeds to repay the note in full. See Note 12 for more information regarding the public offering. As additional consideration for the note, Skypath is granting the purchaser a warrant to purchase one share of Skypath common stock. The lender was granted a total of 150,000 warrants at an exercisable price of $.50 a share with an exercise period of two years.



                                                                     (CONTINUED)

--------------------------------------------------------------------------------

                             Skypath Networks, Inc.
                          (A Development Stage Company)

                   Notes to CONSOLIDATED Financial Statements
                      March 31, 2004 and December 31, 2003

--------------------------------------------------------------------------------

17.  SUBSEQUENT EVENTS (Continued)

          On April 26, 2004, Skypath entered into a rental agreement for office space located in Smithfield, Rhode Island. The lease is for a 62-month term commencing on June 1, 2004 and ending on July 31, 2009. Approximate future minimum rental payments as of March 31, 2004 under this lease are as follows:

            Year ending March 31:

              2005.............................................  $ 48,854
              2006.............................................    75,573
              2007.............................................    78,906
              2008.............................................    80,260
              2009 and thereafter..............................   108,907
                                                                 --------

                                  Total........................  $392,500
                                                                 ========

          On May 3, 2004, Skypath entered into a letter agreement with 300 Metro Center, LLC to terminate the operating lease for office space in Warwick, Rhode Island. See Note 10 for details of this lease. The termination date of the lease is May 15, 2004. Per the letter agreement, Skypath's security deposit of $5,000 will be retained by 300 Metro Center, LLC. In addition, on or before October 31, 2004, Skypath will pay $11,000 to 300 Metro Center, LLC for rent payments and other amounts or charges due and outstanding under the lease through the termination date of May 15, 2004.

          On May 5, 2004, Skypath issued 535,000 shares of common stock to officers and shareholders of Skypath as settlement of accrued salary of $188,356 and loan receivable - stockholder of $12,183 which were the balances as of March 31, 2004. See Note 6 for more information regarding the note receivable - stockholder. Also, on May 5, 2004, Skypath issued 305,000 shares of common stock as a $100,000 payment on a note payable to an officer and director. See Note 13 for details on the $300,000 note payable agreement with an officer and director of Skypath.

          As of June 1, 2004, Skypath will relocate the office headquarters to the new office space in Smithfield, Rhode Island.





                                                                     (CONCLUDED)

--------------------------------------------------------------------------------

Table of Contents
                                    Page
Prospectus Summary.....................2           SKYPATH NETWORKS,
Risk Factors...........................6                 INC.
Forward-Looking Statements............15
Use of Proceeds.......................15
Dilution and Comparative Information..17
Market for Common Stock and Dividend
   Policy.............................19
Managements Discussion and Analysis...19
Business of Skypath Networks..........28
Management............................40         2,000,000 SHARES OF
Management Compensation...............43            COMMON STOCK
Principal Shareholders................46
Description of Securities.............47         --------------------
Plan of Distribution..................51             PROSPECTUS
Selling Shareholders..................54         --------------------
Certain Transactions..................56
Legal Proceedings.....................56
Shares Eligible for Future Sale.......57
Experts...............................58          ___________, 2004
Legal Matters.........................58
Where You Can Find More Information...58
Financial Statements..................60


UNTIL ____________, 2004, ____ DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAYBE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers


     The Restated and Amended Certificate of Incorporation and the By-Laws of the Registrant provide that the directors and officers of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith or in the reasonable belief that his action was in the best interests of the Registrant.

     The Registrant has entered into agreements to indemnify its directors and certain executive in addition to the indemnification provided for in the Restated Amended Certificate of Incorporation and By-Laws. These agreements, among other things, will indemnify the Registrant's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Registrant or an affiliate of the Registrant.

     Policies of insurance which may be obtained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

     The form of Underwriting Agreement filed as Exhibit 1.1 hereto provides for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

     We estimate that our expenses in connection with this registration statement will be as follows:

            Securities and Exchange Commission registration fee      $   300
            NASD Fee                                                     700*
            Blue Sky Fees and Expense                                  2,500*
            Legal fees and expenses                                   47,000*
            Underwriters expense allowance                            10,000
            Accounting fees and expenses                              25,000*
            Printing                                                   4,000*
            Transfer Agent Fees                                        2,000*
            Miscellaneous                                                500*
                                                                     --------
             Total
                                                                     $92,000*
            * Estimated

Item 26. Recent Sales of Unregistered Securities

     During the last three years, Skypath Networks, Inc. sold the securities listed below in unregistered transactions. Each of the sales was sold in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended. No underwriting fee or other compensation was paid in connection with the issuance of shares or notes.

                                  Common Stock

Name                                Date        Shares Issued (1)  Consideration
----                                ----        -----------------  -------------

David R Paolo  (2)                  11/02/02      2,000,000          $ 20,000
DRP Family Trust (3)                11/02/02      3,000,000          $ 30,000
Kevin Ethier                        12/04/02        400,000          $  8,000
Bradley Vogltance (4)               10/17/02        100,000          $  1,000
Michael Integlia, Jr.(5)            4/29/03          80,912          $ 20,228
Jay Gould (6)                       7/21/03          50,000          $ 12,500
Arthur Claudio (6)                  7/21/03          50,000          $ 12,500
John Harwood (6)                    7/21/03          50,000          $ 12,500
Hyacinth Resources, Inc. (7)        7/12/03         950,000          $ 95,000
Troika Capital (8)                  7/12/03         250,000          $ 25,000
John Tessitore                      7/12/03         100,000          $ 25,000
Frank & Rhonda Zammarelli            8/5/03          10,000          $  5,000
Steve Condi                          8/5/03          10,000          $  5,000
Anthony Cattani                      8/5/03          14,000          $  7,000
Mario Coacchillo                     8/5/03          16,000          $  8,000
Arthur Claudio                      8/10/03         100,000          $ 50,000
Tsvi Gal (6)                        9/15/03          50,000          $ 12,500

Tsvi Gal                            9/15/03          30,000          $ 15,000
Kahn, Litwin, Renza & Co. Ltd.     11/20/03          60,000          $ 15,000
Arthur Claudio                      1/25/04         100,000          $ 20,000
                                                               (loan considera-
                                                                tion
Bryan Berard                         3/2/04         100,000          $ 20,000
                                                               (services)
Arthur Claudio                       5/5/04         305,000          $100,000
                                                               (conversion of
                                                                debt)
Kevin Ethier                         5/5/04         230,000          $ 75,342
                                                               (conversion of
                                                                accrued salary)
David Paolo                          5/5/04         305,000          $100,830
                                                               (conversion of
                                                                accrued salary)
Arthur Claudio                       1/2/04         100,000          $ 20,000
                                                               (salary)
David Robert                         4/2/04          60,000          $ 12,000
                                                               (services)

Total                                             8,520,912

     1. Effective August 28, 2003, Skypath effected a 10,000-for-1 forward split. All share amounts reflect the forward split.
     2. Issued pursuant to a promissory, the note was repaid in lieu of a bonus for services rendered.
     3. Issued pursuant to a promissory, the note was repaid in lieu of a cash bonus to David R. Paolo.
     4. Issued pursuant to a promissory, the note was repaid as a bonus for services rendered 5. Shares were issued in consideration for rent credit 6. These shares were issued as consideration for agreeing to serve on Skypath's Board of Directors and were valued at $.25 per share.
     7. These shares were issued pursuant to a contract pursuant to which a down payment of $8,500 given to Skypath and with the balance due on November 1, 2003. On November 1, 2003, the due date was extended to June 30, 2004.
     8. These shares were issued pursuant to a contract pursuant to which a down payment of $2,500 given to Skypath and with the balance due November 1, 2003. On November 1, 2003, the due date was extended to June 30, 2004.

                                Promissory Notes

     Skypath Networks borrowed funds from the lenders set forth below pursuant to promissory notes. As addition consideration for such loans, each lender was granted warrants to purchase shares of Skypath Network's common stock. Each lender was granted a warrant to purchase two shares of common stock for each dollar loaned to Skypath Networks. The warrants are exercisable at the price of $.50 per share. In consideration of lenders agreeing to extend the maturity date of the loan, Skypath has granted additional warrants to the lenders. The warrants have been issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as securities issued in a non-public offering.

      Name                    Date of Loan      Loan Amount       Warrant Shares
      ----                    ------------      -----------       --------------

      Stephen D. Scharman     1/09/04           $ 10,000             80,000
      Hazel Noe               11/19/03          $  2,666             21,332
      Robert Wong             11/19/03          $  2,666             21,332
      Chapman, Spira, Carson  11/19/03          $  2,668             21,332
      Cory Powers, IRA        12/09/03          $  5,000             40,000
      Michael Keeley          11/19/03          $  2,000             16,000
      Michael Senglaub        10/17/03          $ 15,000            120,000
      Jeffrey Senglaub        10/17/03          $  5,000             40,000
      Garry Bolinder          11/04/03          $ 40,000            320,000
      Jeffrey Senglaub        1/06/04           $ 10,000             80,000
      Michael Senglaub        1/06/04           $ 15,000            120,000
      Gregory Claudio         3/15/04           $ 20,000             40,000
      Phillip Bowers          4/15/04           $ 75,000            150,000

      Total                                     $205,000          1,069,996

Item 27.  Exhibits.

     The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

  Exhibit
  Number    Description
  ------    -----------

    1.1     Underwriting Agreement
    1.2     Form of Escrow Agreement *
    1.3     Participating Dealers' Agreement *
    3.1     Restated and Amended Certificate of Incorporation *
    3.2     Bylaws*
    3.3     Articles of Incorporation
    4.1     Specimen common stock certificate *
    5.1     Opinion Regarding Legality and Consent - Cohne, Rappaport & Segal
   10.1     Employment Agreement -David R. Paolo *
   10.2     Employment Agreement - Ethier *
   10.3     Employment Agreement- Cohen*
   10.4     Wholesale Services Agreement -Choice One Communications *
   10.5     Reseller Agreement for Messaging Services - Motient Communications *
   10.6     Agreement - Weblink Wireless *
   10.7     Telecommunications Services Agreement - Williams Communications *
   10.8     Lease *
   10.9     Form of Indemnity Agreement (Same for all officers and directors) *
   10.10    Promissory Note - Paolo *
   10.11    Form Note and Warrant Purchase Agreement *
   10.12    Form Warrant Agreement *
   10.13    Form Promissory Note *

   10.14    Employment Agreement -Claudio
   10.15    Thurber Lease
   10.16    InfoClarus Agreement
   10.17    Bowers Note Purchase Agreement
   10.18    Claudio Note
   10.19    Consulting Agreement - David Robert
   21.1     Subsidiaries of Registrant *
   23.1     Consent of Prescott, Chatellier, Fontaine & Wilkinson, LLP
   24.1     Power of Attorney (Included on Signature Page)

   * Previously Filed

Item 28.  Undertakings.

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) include any additional or changed material information with respect to the plan of distribution.

     2. That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That for the purpose of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the State of Rhode Island on June 2, 2004.

                                    SKYPATH NETWORKS, INC.

                                    By   /s/ David R. Paolo
                                         -------------------------
                                          David R. Paolo
                                          Chief Executive Officer
                                          President, Principal Executive Officer
                                          Principal Financial Officer
                                          Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Paolo his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Date                  Title                Signature

            June 2, 2004          CEO/President/       /s/ David R. Paolo
                                  Director/Chairman    ------------------------
                                                       David R. Paolo

            June 2, 2004          Chief Operating      /s/ Kevin Ethier
                                  Officer/Director     ------------------------
                                                       Kevin Ethier

            June 2, 2004          Secretary/Director   /s/ Bradley Vogltance
                                                       ------------------------
                                                       Bradley Vogltance

            June 2, 2004          Director             /s/ Arthur Claudio
                                                       ------------------------
                                                       Arthur Claudio

            June 2, 2004          Director             /s/ John B. Harwood
                                                       ------------------------
                                                       John B, Harwood

            June 2, 2004          Director             /s/ Jay Gould
                                                       ------------------------
                                                       Jay Gould

            June 3, 2004          Director             /s/ Tsvi Gal
                                                       ------------------------
                                                       Tsvi Gal